Exhibit 99.1
Ernst & Young Ltd
Maagplatz 1
CH-8010 Zurich

Phone +41 58 286 31 11
Fax +41 58 286 30 04
www.ey.com/ch

To the Annual General Meeting of
Weatherford International Ltd., Zug
Zurich, December 17, 2012

Report of the statutory auditor on the restated consolidated financial statements

As statutory auditor, we have audited the accompanying consolidated financial statements of Weatherford International Ltd. and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2011 and 2010 and the related consolidated statements of operations, shareholders' equity and cash flows, and notes thereto for  each of the three years in the period ended December 31, 2011.

Board of Directors' responsibility
The Board of Directors is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States and the requirements of Swiss law. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor's responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with Swiss law, Swiss Auditing Standards and standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements for the years ended December 31, 2011 and 2010 present fairly, in all material respects, the consolidated financial position of Weatherford International Ltd. and Subsidiaries at December 31, 2011 and 2010 and the consolidated results of operations and cash flows for each of the three years in the period ended December 31, 2011 in accordance with accounting principles generally accepted in the United States and comply with Swiss law.

Emphasis of Matter
We draw attention to Note 2 which discusses the restatement of the consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 to correct errors in the income tax accounts. Our opinion is not qualified in respect of this matter. Our audit procedures were restricted solely to the amendment of the consolidated financial statements as described in Note 2 to the consolidated financial statements.
Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.
In accordance with article 728a paragraph 1, item 3 CO and the Swiss Standard on Auditing 890, we confirm that the internal control system, which has been designed for the preparation of consolidated financial statements according to the instructions of the Board of Directors, is sufficiently documented, except for  the Company's processes, procedures, controls and oversight over the income tax process which were not designed to ensure that current taxes payable, certain deferred tax assets and liabilities, reserves for uncertain tax positions, the current and deferred income tax expense and related footnote disclosures were accurate.
In our opinion, except for income taxes, we conclude that the internal control system, designed in accordance with the instructions of the Board of Directors for the preparation of the consolidated financial statements exists.
We recommend that the consolidated financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Robin Errico	/s/ Jolanda Dolente
Licensed audit expert	Licensed audit expert
(Auditor in charge)

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
	(Restated)	(Restated)
	(In millions, except par value)
Current Assets:
Cash and Cash Equivalents	$371	$416
Accounts Receivable, Net of Allowance for Uncollectible Accounts of $91 in 2011 and $59 in 2010	3,233	2,629
Inventories	3,158	2,590
Current Deferred Tax Assets	274	257
Other Current Assets	695	603
Total Current Assets	7,731	6,495

Property, Plant and Equipment
Land, Buildings and Leasehold Improvements	1,369	1,160
Rental and Service Equipment	8,867	7,977
Machinery and Other	2,074	2,033
	12,310	11,170
Less: Accumulated Depreciation	5,023	4,225
	7,287	6,945

Goodwill	4,423	4,279
Other Intangible Assets	711	728
Equity Investments	616	540
Other Non-current Assets	283	212
Total Assets	$21,051	$19,199

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$1,320	$235
Accounts Payable	1,571	1,335
Accrued Salaries and Benefits	402	330
Income Taxes Payable	178	103
Other Current Liabilities	812	698
Total Current Liabilities	4,283	2,701

Long-term Debt	6,286	6,530
Other Non-current Liabilities	1,137	850
Total Liabilities	11,706	10,081

Shareholders' Equity:
Shares Par Value 1.16 Swiss Francs: Authorized 1,139 Shares, Conditionally Authorized 379 Shares at December 31, 2011 and 2010, Issued 765 Shares, at December 31, 2011; Issued 758 Shares at December 31, 2010	769	761
Capital in Excess of Par Value	4,675	4,617
Treasury Shares, at Cost	(334)	(478)
Retained Earnings	4,134	3,949
Accumulated Other Comprehensive Income (Loss)	80	202
Weatherford Shareholders' Equity	9,324	9,051
Noncontrolling Interests	21	67
Total Shareholders' Equity	9,345	9,118
Total Liabilities and Shareholders' Equity	$21,051	$19,199

The accompanying notes are an integral part of these consolidated financial statements.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2011	2010	2009
	(Restated)	(Restated)	(Restated)
	(In millions, except per share amounts)
Revenues:
Products	$4,884	$3,580	$2,921
Services	8,104	6,641	5,912
	12,988	10,221	8,833
Costs and Expenses:
Cost of Products	3,742	2,637	2,311
Cost of Services	5,936	4,953	4,153
Research and Development	245	216	196
Selling, General and Administrative Attributable to Segments	1,532	1,404	1,260
Corporate General and Administrative	226	237	226
	11,681	9,447	8,146

Operating Income	1,307	774	687
Other Income (Expense):
Interest Expense, Net	(453)	(406)	(367)
Bond Tender Premium	—	(54)	—
Devaluation of Venezuelan Bolivar	—	(64)	—
Other, Net	(107)	(53)	(44)

Income Before Income Taxes	747	197	276
Provision for Income Taxes	(542)	(396)	(163)
Net Income (Loss)	205	(199)	113
Net Income Attributable to Noncontrolling Interests	(16)	(18)	(26)
Net Income (Loss) Attributable to Weatherford	$189	$(217)	$87

Earnings (Loss) Per Share Attributable To Weatherford:
Basic	$0.25	$(0.29)	$0.12
Diluted	$0.25	$(0.29)	$0.12

Weighted Average Shares Outstanding:
Basic	753	743	715
Diluted	760	743	723
The accompanying notes are an integral part of these consolidated financial statements.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Issued Shares	Capital In Excess of Par Value	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Shares	Non-controlling Interests	Total Shareholders' Equity
		(Restated)	(Restated)	(Restated)	(Restated)		(Restated)
				(In millions)
As Reported December 31, 2008	$729	$4,059	$4,122	$(253)	$(759)	$80	$7,978
Restatement Adjustment	—	109	(43)	1	(109)	—	(42)
Balance at December 31, 2008	729	4,168	4,079	(252)	(868)	80	7,936

Comprehensive Income:
Net Income	—	—	87	—	—	26	113
Foreign Currency Translation Adjustment	—	—	—	393	—	—	393
Other, Net of Tax	—	—	—	1	—	—	1
Comprehensive Income			87	394		26	507
Dividends Paid to Noncontrolling Interests	—	—	—	—	—	(30)	(30)
Shares Issued for Acquisitions	32	519	—	—	122	—	673
Equity Awards Granted, Vested and Exercised	—	(46)	—	—	138	—	92
Excess Tax Benefit of Share-Based Compensation Plans	—	4	—	—	—	—	4
Other	—	(10)	—	—	—	3	(7)
Balance at December 31, 2009	761	4,635	4,166	142	(608)	79	9,175

Comprehensive Income:
Net Loss	—	—	(217)	—	—	18	(199)
Foreign Currency Translation Adjustment	—	—	—	3	—	—	3
Defined Benefit Pension Plans, Net of Tax	—	—	—	56	—	—	56
Other, Net of Tax	—	—	—	1	—	—	1
Comprehensive Income			(217)	60		18	(139)
Dividends Paid to Noncontrolling Interests	—	—	—	—	—	(29)	(29)
Shares Issued for Acquisitions	—	(10)	—	—	38	—	28
Equity Awards Granted, Vested and Exercised	—	(8)	—	—	94	—	86
Other	—	—	—	—	(2)	(1)	(3)
Balance at December 31, 2010	761	4,617	3,949	202	(478)	67	9,118

Comprehensive Loss:
Net Income	—	—	189	—	—	16	205
Foreign Currency Translation Adjustment	—	—	—	(118)	—	—	(118)
Defined Benefit Pension Plans, Net of Tax	—	—	—	(5)	—	—	(5)
Other, Net of Tax	—	—	—	1	—	—	1
Comprehensive Loss			189	(122)		16	83
Dividends Paid to Noncontrolling Interests	—	—	—	—	—	(29)	(29)
Shares Issued for Acquisitions	6	63	—	—	65	—	134
Equity Awards Granted, Vested and Exercised	—	(7)	—	—	79	—	72
Excess Tax Benefit of Share-Based Compensation Plans	—	4	—	—	—	—	4
Deconsolidation of Joint Ventures	—	—	(4)	—	—	(34)	(38)
Other	2	(2)	—	—	—	1	1
Balance at December 31, 2011	$769	$4,675	$4,134	$80	$(334)	$21	$9,345

The accompanying notes are an integral part of these consolidated financial statements.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2011	2010	2009
	(Restated)	(Restated)	(Restated)
		(In millions)
Cash Flows From Operating Activities:
Net Income (Loss)	$205	$(199)	$113
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,136	1,048	909
Employee Share-Based Compensation Expense	87	99	110
Bad Debt Expense	52	57	11
(Gain) Loss on Sale of Assets and Businesses, Net	29	30	(14)
Deferred Income Tax Provision (Benefit)	121	82	(112)
Excess Tax Benefits from Share-Based Compensation	(4)	—	(4)
Devaluation of Venezuelan Bolivar	—	64	—
Bond Tender Premium	—	54	—
Supplemental Executive Retirement Plan	—	38	—
Revaluation of Contingent Consideration	—	(13)	(24)
Other, Net	(19)	(18)	(29)
Change in Operating Assets and Liabilities, Net of Effect of Businesses Acquired:
Accounts Receivable	(623)	(190)	94
Inventories	(606)	(359)	(48)
Other Current Assets	(81)	82	(150)
Accounts Payable	242	298	41
Other Current Liabilities	230	(20)	(177)
Other, Net	55	72	(113)
Net Cash Provided by Operating Activities	824	1,125	607

Cash Flows from Investing Activities:
Capital Expenditures for Property, Plant and Equipment	(1,524)	(977)	(1,569)
Acquisitions of Businesses, Net of Cash Acquired	(144)	(144)	(10)
Acquisition of Intellectual Property	(8)	(24)	(28)
Acquisition of Equity Investments in Unconsolidated Affiliates	(14)	(2)	(27)
Proceeds from Sale of Assets and Businesses, Net	31	197	123
Other Investing Activities	(15)	42	—
Net Cash Used by Investing Activities	(1,674)	(908)	(1,511)

Cash Flows From Financing Activities:
Borrowings of Long-term Debt	22	1,580	1,240
Repayments of Long-term Debt	(216)	(721)	(14)
Borrowings (Repayments) of Short-term Debt, Net	992	(834)	(393)
Bond Tender Premium	—	(54)	—
Proceeds from Interest Rate Derivatives	—	—	64
Excess Tax Benefits from Share-Based Compensation	4	—	4
Other Financing Activities, Net	3	(6)	6
Net Cash Provided (Used) by Financing Activities	805	(35)	907

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	(19)	11

Net Increase (Decrease) in Cash and Cash Equivalents	(45)	163	14
Cash and Cash Equivalents at Beginning of Year	416	253	239
Cash and Cash Equivalents at End of Year	$371	$416	$253

The accompanying notes are an integral part of these consolidated financial statements.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies
Organization and Nature of Operations
Weatherford International Ltd., a Swiss joint-stock corporation (together with its subsidiaries and predecessors as a whole or on a regional basis unless the context requires otherwise, "Weatherford," the "Company," "we," "us," and "our"), is one of the world's leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells.  We operate in over 100 countries, which are located in nearly all of the oil and natural gas producing regions in the world.  Many of our businesses, including those of our predecessor companies, have been operating for more than 50 years.
Our parent company was Weatherford International, Inc., a Delaware corporation ("Weatherford Delaware"), until we moved our incorporation to Bermuda in 2002.  In February 2009, we completed a share exchange transaction in which Weatherford International Ltd., a Bermuda exempted company ("Weatherford Bermuda"), became a wholly-owned subsidiary of Weatherford International Ltd., a Swiss joint-stock corporation ("Weatherford Switzerland"), for purposes of changing the Company's place of incorporation from Bermuda to Switzerland (the "Transaction").  Pursuant to the Transaction, each common share, par value U.S. $1.00 per share, of Weatherford Bermuda was exchanged for one registered share, par value 1.16 Swiss francs ("CHF") per share, of Weatherford Switzerland.  Weatherford Bermuda and Weatherford Delaware continue to be wholly-owned subsidiaries of Weatherford Switzerland.
Principles of Consolidation
The consolidated financial statements include the accounts of Weatherford International Ltd., all wholly-owned subsidiaries, controlled joint ventures and variable interest entities where the Company has determined it is the primary beneficiary for accounting purposes.  When referring to Weatherford and using phrases such as "we" "us" and "our," the intent is to refer to Weatherford International Ltd. and its subsidiaries as a whole or on a regional basis, depending on the context in which the statements are made. All material intercompany accounts and transactions have been eliminated within our consolidated financial statements.
Investments in affiliates in which we exercise significant influence over operating and financial policies are accounted for using the equity method.  Our investments in and advances to unconsolidated affiliates includes a 38.5% investment in Premier Business Solutions with carrying amounts of $528 million and $517 million at December 31, 2011 and 2010, respectively.  We recognize equity in earnings of unconsolidated affiliates, in Selling, General and Administration attributable to segments in our Consolidated Statements of Operations.  Such amounts were not material to any year presented.
We have a significant variable interest in a lessor trust that is a variable interest entity.  We are not the primary beneficiary and do not consolidate the trust.  The variable interest in the trust is created by the residual fair value guarantees on the leased assets.  Our maximum exposure to loss associated with the variable interest and the respective fair value guarantees totaled $16 million at December 31, 2011.
Deconsolidation
During 2011, we deconsolidated three joint ventures that should have been deconsolidated as of January 1, 2010 in accordance with the variable interest entity accounting guidance that became effective in 2010.  We recognized equity investments totaling $43 million and derecognized the associated noncontrolling interests totaling $34 million.  The consolidation of these joint ventures in prior periods and deconsolidation in the current period did not have a material impact on our statement of financial position or our results of operations for the current or prior periods.

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period and disclosure of contingent liabilities.  On an ongoing basis, we evaluate our estimates, including those related to

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

uncollectible accounts receivable, lower of cost or market value of inventories, equity investments, intangible assets and goodwill, property, plant and equipment, income taxes, percentage-of-completion accounting for long-term contracts, self-insurance, pension and postretirement benefit plans, contingencies and share based payments.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities not readily apparent from other sources.  Actual results could differ from those estimates.
Cash and Cash Equivalents
We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.
Accounts Receivable and Allowance for Uncollectible Accounts
We establish an allowance for uncollectible accounts based on specific customer collection issues we have identified.  Uncollectible accounts receivable are written off when a settlement is reached for an amount less than the outstanding historical balance or when we determine that it is highly unlikely the balance will be collected.
Major Customers and Credit Risk
Substantially all of our customers are engaged in the energy industry.  This concentration of customers may impact our overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions.  We perform ongoing credit evaluations of our customers and do not generally require collateral in support of our trade receivables.  We maintain reserves for potential credit losses, and actual losses have historically been within our expectations.  International sales also present various risks, including risks of war, civil disturbances, and governmental activities that may limit or disrupt markets, restrict the movement of funds, or result in the deprivation of contract rights or the taking of property without fair consideration.  Most of our international sales, however, are to large international or national companies.  During 2011 and 2010, no individual customer accounted for more than 10% of our consolidated revenues. Revenue from Petroleos Mexicanos ("Pemex") accounted for approximately 13% of our consolidated revenues during 2009 and is included in our Latin America segment (see Note 18 — Segment Information ).
Inventories
We value our inventories at lower of cost or market using either the first-in, first-out ("FIFO") or average cost methods.  Cost represents third-party invoice or production cost.  Production cost includes material, labor and manufacturing overhead.
Property, Plant and Equipment
We carry our property, plant and equipment, both owned and under capital lease, at cost less accumulated depreciation.  The carrying values are based on our estimates and judgments relative to capitalized costs, useful lives and salvage value, where applicable.  We expense maintenance and repairs as incurred.  We capitalize expenditures for improvements as well as renewals and replacements that extend the useful life of the asset.  We depreciate our fixed assets on a straight-line basis over their estimated useful lives, allowing for salvage value where applicable.  Our depreciation expense for the years ended December 31, 2011, 2010 and 2009 was $1,035  million, $956 million and $828 million, respectively.  We classify our rig assets as Rental and Service Equipment on the Consolidated Balance Sheets.  The estimated useful lives of our major classes of property, plant and equipment are as follows:
Estimated Useful Lives
Buildings and leasehold improvements	10 – 40 years or lease term
Rental and service equipment	2 – 20 years
Machinery and other	2 – 12 years

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill and Indefinite-Lived Intangible Assets

We test for the impairment of goodwill and other intangible assets with indefinite lives on at least an annual basis.  Our goodwill impairment test involves a comparison of the fair value of each of our reporting units with its carrying amount.  Our indefinite-lived asset impairment test involves a comparison of the fair value of the intangible asset and its carrying value.  For our goodwill impairment test, fair value is estimated using discounted cash flows using a discount rate adjusted for the credit risk of the regional reporting unit tested.  If the fair value is less than the carrying value, the asset is considered impaired.  The amount of the impairment, if any, is then determined based on an allocation of the reporting unit fair values to individual assets and liabilities.
Intangible Assets
Our intangible assets, excluding goodwill, are acquired technology, licenses, patents, customer relationships and other identifiable intangible assets.  Intangible assets are amortized on a straight-line basis over their estimated economic lives generally ranging from two to 20 years, except for intangible assets with indefinite lives, which are not amortized.  As many areas of our business rely on patents and proprietary technology, we seek patent protection both inside and outside the U.S. for products and methods that appear to have commercial significance.  We capitalize patent defense costs when we determine that a successful defense is probable.
Long-Lived Assets
We review our long-lived assets to determine whether any events or changes in circumstances indicate the carrying amount of the assets may not be recoverable.  Factors that might indicate a potential impairment may include, but are not limited to, significant decreases in the market value of the long-lived asset, a significant change in the long-lived asset's physical condition, a change in industry conditions or a reduction in cash flows associated with the use of the long-lived asset.  If these or other factors indicate the carrying amount of the asset may not be recoverable, we determine whether an impairment has occurred through analysis of undiscounted cash flow of the asset at the lowest level that has an identifiable cash flow.  If an impairment has occurred, we recognize a loss for the difference between the carrying amount and the fair value of the asset.  We measure the fair value of the asset using market prices or, in the absence of market prices, based on an estimate of discounted cash flows.  Cash flows are generally discounted using an interest rate commensurate with a weighted average cost of capital for a similar asset.
Pension and Postretirement Benefit Plans
We have defined benefit pension and other postretirement benefit plans covering certain of our employees.  Costs of the plan are charged to income and consist of several components, known collectively as net periodic pension cost, which are based on various actuarial assumptions regarding future experience of the plans.  Amounts recorded for these defined benefit plans reflect estimates related to future interest rates, investment rates of return, employee turnover and wage increases.  We review all assumptions and estimates on an ongoing basis.  As of December 31, 2011 and 2010, we have recognized the overfunded or underfunded status of our plans as an asset or liability in the Consolidated Balance Sheets.
Research and Development Expenditures
Research and development expenditures are expensed as incurred.
Environmental Expenditures
Environmental expenditures that relate to the remediation of an existing condition caused by past operations and that do not contribute to future revenues are expensed.  Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and costs can be reasonably estimated.  Estimates are based on available facts and technology, enacted laws and regulations and our prior experience in remediation of contaminated sites.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Insurance
We are self-insured up to certain retention limits for general liability, vehicle liability, group medical and for workers' compensation claims for certain of our employees.  The amounts in excess of the self-insured levels are fully insured, up to a limit.  Self-insurance accruals are based on claims filed and an estimate for significant claims incurred but not reported.
Derivative Financial Instruments
We record derivative instruments on the balance sheet at their gross fair value, recognizing as either an asset or a liability.  Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income (loss), depending on whether the derivative is designated as part of a hedge relationship, and if so, the type of hedge transaction.  Any gain or loss associated with the termination of an interest rate swap that was accounted for as a hedge instrument is deferred and amortized as an adjustment to interest expense over the remaining term of the designated debt instrument.
Foreign Currency
Results of operations for our foreign subsidiaries with functional currencies other than the U.S. dollar are translated using average exchange rates during the period.  Assets and liabilities of these foreign subsidiaries are translated using the exchange rates in effect at the balance sheet dates, and the resulting translation adjustments are included as Accumulated Other Comprehensive Income (Loss), a component of shareholders' equity.
For our subsidiaries that have a functional currency that differs from the currency of their balances and transactions, inventories, property, plant and equipment and other non-monetary assets and liabilities, together with their related elements of expense or income, are remeasured using historical exchange rates.  All other assets and liabilities are remeasured at current exchange rates.  All revenues and expenses are translated at average exchange rates.  Remeasurement gains and losses for these subsidiaries are recognized in our results of operations during the period incurred.  We had net currency losses of $84 million, $34 million and $29 million in 2011, 2010 and 2009, respectively. The gain or loss related to individual foreign currency transactions is included in results of operations when incurred.  Currency gains and losses are included in Other, Net in our Consolidated Statements of Operations.
Share-Based Compensation
We account for all share-based payment awards, including shares issued under employee stock purchase plans, stock options, restricted stock and performance units by measuring these awards at the date of grant and recognizing the grant date fair value as an expense over the service period, which is usually the vesting period.
Income Taxes
Income taxes have been provided based upon the tax laws and rates in the countries in which our operations are conducted and income is earned.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  A valuation allowance for deferred tax assets is recorded when it is more likely than not that some or all of the benefit from the deferred tax asset will not be realized. The impact of an uncertain tax position taken or expected to be taken on an income tax return is recognized in the financial statements at the largest amount that is more likely than not to be sustained upon examination by the relevant taxing authority.
Revenue Recognition
Revenue is recognized when all of the following criteria have been met: (1) evidence of an arrangement exists; (2) delivery to and acceptance by the customer has occurred; (3) the price to the customer is fixed or determinable; and (4) collectability is reasonably assured.
Both contract drilling and pipeline service revenue is contractual by nature and both are day-rate based contracts.  We recognize revenue for these contracts based on the criteria outlined above, which is consistent with our other product offerings.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

From time to time, we may receive revenues for preparation and mobilization of equipment and personnel.  In connection with new drilling contracts, revenues earned and incremental costs incurred directly related to preparation and mobilization are deferred and recognized over the primary contract term using the straight-line method.  Costs of relocating equipment without contracts to more promising market areas are expensed as incurred.  Demobilization fees received are recognized, along with any related expenses, upon completion of contracts.
We incur rebillable expenses including shipping and handling, third-party inspection and repairs, and customs costs and duties.  We recognize the revenue associated with these rebillable expenses as Products Revenues and all related costs as Cost of Products in the accompanying Consolidated Statements of Operations.
Percentage- of- Completion
 Revenue from certain long-term construction type contracts, is reported on the percentage-of-completion method of accounting.  This method of accounting requires us to calculate contract profit to be recognized in each reporting period for each contract based upon our projections of future outcomes, which include:

•	estimates of the available revenue under the contracts;
•	estimates of the total cost to complete the project;
•	estimates of project schedule and completion date;
•	estimates of the extent of progress toward completion; and
•	amount of any change orders or claims included in revenue.

Measurements of progress are generally output based and are related to physical progress or costs incurred, depending upon the nature of the contract.  At the outset of each contract, we prepare a detailed analysis of our estimated cost to complete the project.  Risks related to service delivery, usage, productivity, and other factors are considered in the estimation process.  We periodically evaluate the estimated costs, claims, change orders, and percentage-of-completion at the contract level.  The recording of profits and losses on long-term contracts requires an estimate of the total profit or loss over the life of each contract.  This estimate requires consideration of total contract value, change orders, and claims, less costs incurred and estimated costs to complete.  Anticipated losses on contracts are recorded in full in the period in which they become evident.  Profits are recorded based upon the total estimated contract profit times multiplied by the current estimated percentage complete for the contract.

Earnings per Share
Basic earnings per share for all periods presented equals net income divided by the weighted average number of our shares outstanding during the period including participating securities.  Diluted earnings per share is computed by dividing net income by the weighted average number of our shares outstanding during the period including participating securities, adjusted for the dilutive effect of our stock options, restricted shares, performance units and our outstanding warrants.  Our diluted earnings per share calculation excludes five million potential shares for the year ended December 31, 2011, three million potential shares for the year ended December 31, 2010 and seven  million potential shares for the year ended December 31, 2009, due to their anti-dilutive effect.  Our diluted earnings per share calculation for the year ended December 31, 2010 also excludes seven million potential shares that would have been included if we had net income for that year, but are excluded as we had a net loss and their inclusion would have been anti-dilutive.

Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and are included in the computation of earnings per share following the two-class method.  Accordingly, we include our restricted share awards, which contain the right to vote and receive dividends, in the computation of both basic and diluted earnings per share.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following reconciles basic and diluted weighted average shares outstanding:
	Year Ended December 31,
	2011	2010	2009
	(In millions)
Basic weighted average shares outstanding	753	743	715
Dilutive effect of:
Warrants	2	—	2
Stock options and restricted shares	5	—	6
Diluted weighted average shares outstanding	760	743	723

New Accounting Pronouncements

In January 2011, we adopted an update to existing guidance on revenue recognition for arrangements with multiple deliverables.  This update requires companies to allocate consideration for qualified separate deliverables using estimated selling price for both delivered and undelivered items when vendor-specific objective evidence or third-party evidence is unavailable.  It also requires additional disclosures on the nature of multiple element arrangements, the types of deliverables under the arrangements, the general timing of their delivery and significant factors and estimates used to determine estimated selling prices.   The adoption of this update did not have a material impact on our consolidated financial statements or existing revenue recognition policies.

In April 2011, the Financial Accounting Standards Board ("FASB") issued new guidance to achieve common fair value measurement and disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. This new guidance amends current fair value measurement and disclosure guidance to include increased transparency around valuation inputs and investment categorization. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. We do not believe our adoption of the new guidance will have an impact on our consolidated financial position, results of operations or cash flows.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes of shareholders' equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance.  Subsequently, in December 2011, the FASB modified the June guidance to defer the requirement that companies present reclassification adjustments for each component of accumulated other comprehensive income (loss) in both net income and other comprehensive income. This guidance, is effective for fiscal years and interim periods beginning after December 15, 2011.

In September 2011, the FASB issued an accounting update that gives companies the option to make a qualitative evaluation about the likelihood of goodwill impairment. Companies will be required to perform the two-step impairment test only if it concludes that the fair value of a reporting unit is more likely than not less than its carrying value. The accounting update is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  We did not early adopt this guidance and do not believe our adoption of the new guidance in 2012 will have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2011, the FASB issued an accounting update that will add new disclosure requirements for entities with recognized financial instruments that are appropriately offset on the balance sheet or that are subject to a master netting arrangement.  The accounting update is effective for periods beginning on or after January 1, 2013 with retrospective presentation. We do not believe this guidance will have a material impact on our presentation and disclosure.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  Restatement of the Consolidated Financial Statements
We identified a material weakness in our internal controls over the accounting for income taxes during 2010 and 2011 that resulted in material errors in our income tax accounts. The correction of these errors resulted in the restatement of our previously reported financial statements for the years ended December 31, 2009 and 2008, and our condensed consolidated financial statements for each quarter within 2010 and 2009 (the "2010 restatement") and for the years ended December 31, 2010 and 2009 and our condensed consolidated financial statements for each quarter within 2011 and 2010 (the "2011 restatement").  During 2012, in connection with the preparation of our first and second quarter financial statements and our ongoing income tax remediation activities, we identified additional errors related to prior years. Due to the continued accumulation of these errors, the Audit Committee of our Board of Directors concluded, on July 24, 2012,  that investors should no longer rely upon our previously issued financial statements. Management determined that we would delay filing restated financial statements until significant procedures and reviews of our accounting for income taxes were performed. As a result of these additional procedures, we identified additional errors across multiple jurisdictions resulting in an understatement of income tax expense of $56 million, $57 million and $26 million compared to the previously reported results for 2011, 2010 and 2009, respectively.  Errors attributable to 2008 and prior years totaled $47 million. The correction of these errors resulted in further restatement of our previously reported financial statements for the years ended December 31, 2011, 2010 and 2009 and our condensed consolidated financial statements for the first quarter of 2012 and each quarter within 2011 and 2010 (the "2012 restatement"). The following table summarizes the impact of the errors by year.
		Year ended December 31,			2008 and
	Total	2011	2010	2009	Prior
	(In millions)

Uncertain tax positions	$185	$59	$55	$8	$63
Withholding taxes	10	4	9	7	(10)
Current and deferred taxes	(9)	(7)	(7)	11	(6)
Total	$186	$56	$57	$26	$47

In addition to the adjustments recorded to address the errors in our accounting for income taxes, we recorded adjustments to correct for immaterial errors we identified subsequent to issuing our 2011 financial statements.  As a result of these adjustments, income from operations before income taxes decreased by $17 million, $8 million and $11 million in 2011, 2010 and 2009, respectively.

We have also recorded adjustments to correct for errors in how we historically accounted for treasury stock that we issued to employees for stock-based compensation and third parties for acquisitions. While the overall transactions were valued appropriately, the amounts transferred from Treasury Shares to Capital in Excess of Par Value within the Shareholders' Equity section of our balance sheet were incorrect.  As a result, we have reclassified $149 million, $85 million and $8 million from Treasury Shares to Capital in Excess of Par Value as of December 31, 2011, 2010 and 2009, respectively.

The following tables summarize the impact of the 2012 restatement on our previously reported annual results filed on our Annual Report on Form 10-K for the year ended December 31, 2011.  The effect of these adjustments on our 2010 and 2011 quarterly results is shown in Note 19.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated statement of operations for the year ended December 31, 2011 are as follows:

	Year Ended December 31, 2011
	Previously Reported	Adjustments	Restated
	(In millions, except per share amounts)
Revenues:
Products	$4,886	$(2)	$4,884
Services	8,104	—	8,104
	12,990	(2)	12,988
Costs and Expenses:
Cost of Products	3,734	8	3,742
Cost of Services	5,931	5	5,936
Research and Development	245	—	245
Selling, General and Administrative Attributable to Segments	1,534	(2)	1,532
Corporate General and Administrative	222	4	226
	11,666	15	11,681

Operating Income	1,324	(17)	1,307
Other Income (Expense):
Interest Expense, Net	(453)	—	(453)
Other, Net	(107)	—	(107)

Income Before Income Taxes	764	(17)	747
Provision for Income Taxes	(486)	(56)	(542)
Net Income	278	(73)	205
Net Income Attributable to Noncontrolling Interests	(16)	—	(16)
Net Income Attributable to Weatherford	$262	$(73)	$189

Earnings Per Share Attributable to Weatherford:
Basic	$0.35	$(0.10)	$0.25
Diluted	$0.34	$(0.09)	$0.25

Weighted Average Shares Outstanding:
Basic	753	—	753
Diluted	760	—	760

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated statement of operations for the year ended December 31, 2010 are as follows:

	Year Ended December 31, 2010
	Previously Reported	Adjustments	Restated
	(In millions, except per share amounts)
Revenues:
Products	$3,580	$—	$3,580
Services	6,641	—	6,641
	10,221	—	10,221
Costs and Expenses:
Cost of Products	2,633	4	2,637
Cost of Services	4,949	4	4,953
Research and Development	216	—	216
Selling, General and Administrative Attributable to Segments	1,404	—	1,404
Corporate General and Administrative	237	—	237
	9,439	8	9,447

Operating Income	782	(8)	774
Other Income (Expense):
Interest Expense, Net	(406)	—	(406)
Bond Tender Premium	(54)	—	(54)
Devaluation of Venezuelan Bolivar	(64)	—	(64)
Other, Net	(53)	—	(53)

Income Before Income Taxes	205	(8)	197
Provision for Income Taxes	(339)	(57)	(396)
Net Loss	(134)	(65)	(199)
Net Income Attributable to Noncontrolling Interests	(18)	—	(18)
Net Loss Attributable to Weatherford	$(152)	$(65)	$(217)

Loss Per Share Attributable to Weatherford:
Basic	$(0.20)	$(0.09)	$(0.29)
Diluted	$(0.20)	$(0.09)	$(0.29)

Weighted Average Shares Outstanding:
Basic	743	—	743
Diluted	743	—	743

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated statement of operations for the year ended December 31, 2009 are as follows:

	Year Ended December 31, 2009
	Previously Reported	Adjustments	Restated
	(In millions, except per share amounts)
Revenues:
Products	$2,921	$—	$2,921
Services	5,912	—	5,912
	8,833	—	8,833
Costs and Expenses:
Cost of Products	2,308	3	2,311
Cost of Services	4,153	—	4,153
Research and Development	196	—	196
Selling, General and Administrative Attributable to Segments	1,260	—	1,260
Corporate General and Administrative	226	—	226
	8,143	3	8,146

Operating Income	690	(3)	687

Other Income (Expense):
Interest Expense, Net	(367)	—	(367)
Other, Net	(36)	(8)	(44)

Income Before Income Taxes	287	(11)	276
Provision for Income Taxes	(137)	(26)	(163)
Net Income	150	(37)	113
Net Income Attributable to Noncontrolling Interests	(26)	—	(26)
Net Income Attributable to Weatherford	$124	$(37)	$87

Earnings Per Share Attributable to Weatherford:
Basic	$0.17	$(0.05)	$0.12
Diluted	$0.17	$(0.05)	$0.12

Weighted Average Shares Outstanding:
Basic	715	—	715
Diluted	723	—	723

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated balance sheet as of December 31, 2011 are as follows:

	As of December 31, 2011
	Previously Reported	Adjustments	Restated
	(In millions)
Current Assets:
Cash and Cash Equivalents	$371	$—	$371
Accounts Receivable	3,235	(2)	3,233
Inventories	3,158	—	3,158
Current Deferred Tax Assets	250	24	274
Other Current Assets	685	10	695
Total Current Assets	7,699	32	7,731

Property, Plant and Equipment
Land, Buildings and Leasehold Improvements	1,369	—	1,369
Rental and Service Equipment	8,867	—	8,867
Machinery and Other	2,066	8	2,074
	12,302	8	12,310
Less: Accumulated Depreciation	5,019	4	5,023
	7,283	4	7,287

Goodwill	4,422	1	4,423
Other Intangible Assets	711	—	711
Equity Investments	616	—	616
Other Assets	454	(171)	283
Total Assets	$21,185	$(134)	$21,051

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$1,320	$—	$1,320
Accounts Payable	1,567	4	1,571
Accrued Salaries and Benefits	398	4	402
Income Taxes Payable	141	37	178
Other Current Liabilities	787	25	812
Total Current Liabilities	4,213	70	4,283

Long-term Debt	6,286	—	6,286
Other Liabilities	1,133	4	1,137
Total Liabilities	11,632	74	11,706

Shareholders' Equity:
Shares	769	—	769
Capital in Excess of Par Value	4,824	(149)	4,675
Treasury Shares, at Cost	(483)	149	(334)
Retained Earnings	4,352	(218)	4,134
Accumulated Other Comprehensive Income (Loss)	70	10	80
Weatherford Shareholders' Equity	9,532	(208)	9,324
Noncontrolling Interests	21	—	21
Total Shareholders' Equity	9,553	(208)	9,345
Total Liabilities and Shareholders' Equity	$21,185	$(134)	$21,051

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated balance sheet as of December 31, 2010 are as follows:

	As of December 31, 2010
	Previously Reported	Adjustments	Restated
	(In millions)
Current Assets:
Cash and Cash Equivalents	$416	$—	$416
Accounts Receivable	2,629	—	2,629
Inventories	2,590	—	2,590
Current Deferred Tax Assets	284	(27)	257
Other Current Assets	601	2	603
Total Current Assets	6,520	(25)	6,495

Property, Plant and Equipment
Land, Buildings and Leasehold Improvements	1,160	—	1,160
Rental and Service Equipment	7,977	—	7,977
Machinery and Other	2,025	8	2,033
	11,162	8	11,170
Less: Accumulated Depreciation	4,222	3	4,225
	6,940	5	6,945

Goodwill	4,277	2	4,279
Other Intangible Assets	728	—	728
Equity Investments	540	—	540
Other Assets	202	10	212
Total Assets	$19,207	$(8)	$19,199

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$235	$—	$235
Accounts Payable	1,335	—	1,335
Accrued Salaries and Benefits	329	1	330
Income Taxes Payable	91	12	103
Other Current Liabilities	638	60	698
Total Current Liabilities	2,628	73	2,701

Long-term Debt	6,530	—	6,530
Other Liabilities	789	61	850
Total Liabilities	9,947	134	10,081

Shareholders' Equity:
Shares	761	—	761
Capital in Excess of Par Value	4,702	(85)	4,617
Treasury Shares, at Cost	(563)	85	(478)
Retained Earnings	4,094	(145)	3,949
Accumulated Other Comprehensive Income (Loss)	199	3	202
Weatherford Shareholders' Equity	9,193	(142)	9,051
Noncontrolling Interests	67	—	67
Total Shareholders' Equity	9,260	(142)	9,118
Total Liabilities and Shareholders' Equity	$19,207	$(8)	$19,199

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated balance sheet as of December 31, 2009 are as follows:

	As of December 31, 2009
	Previously Reported	Adjustments	Restated
	(In millions)
Current Assets:
Cash and Cash Equivalents	$253	$—	$253
Accounts Receivable	2,511	—	2,511
Inventories	2,238	—	2,238
Current Deferred Tax Assets	285	35	320
Other Current Assets	721	2	723
Total Current Assets	6,008	37	6,045

Property, Plant and Equipment
Land, Buildings and Leasehold Improvements	976	—	976
Rental and Service Equipment	7,535	—	7,535
Machinery and Other	1,919	7	1,926
	10,430	7	10,437
Less: Accumulated Depreciation	3,440	2	3,442
	6,990	5	6,995

Goodwill	4,243	—	4,243
Other Intangible Assets	771	—	771
Equity Investments	533	—	533
Other Assets	225	(30)	195
Total Assets	$18,770	$12	$18,782

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$870	$—	$870
Accounts Payable	1,002	—	1,002
Accrued Salaries and Benefits	274	—	274
Income Taxes Payable	279	9	288
Other Current Liabilities	651	(29)	622
Total Current Liabilities	3,076	(20)	3,056

Long-term Debt	5,847	—	5,847
Other Liabilities	593	111	704
Total Liabilities	9,516	91	9,607

Shareholders' Equity:
Shares	761	—	761
Capital in Excess of Par Value	4,643	(8)	4,635
Treasury Shares, at Cost	(616)	8	(608)
Retained Earnings	4,246	(80)	4,166
Accumulated Other Comprehensive Income (Loss)	141	1	142
Weatherford Shareholders' Equity	9,175	(79)	9,096
Noncontrolling Interests	79	—	79
Total Shareholders' Equity	9,254	(79)	9,175
Total Liabilities and Shareholders' Equity	$18,770	$12	$18,782

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated statement of cash flows for the year ended December 31, 2011 are as follows:

	Year Ended December 31, 2011
	Previously Reported	Adjustments	Restated
	(In millions)
Cash Flows From Operating Activities:
Net Income	$278	$(73)	$205
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,135	1	1,136
Employee Share-Based Compensation Expense	87	—	87
Bad Debt Expense	52	—	52
Loss on Sale of Assets and Businesses, Net	29	—	29
Deferred Income Tax Provision	149	(28)	121
Excess Tax Benefits from Share-Based Compensation	4	(8)	(4)
Other, Net	(10)	(9)	(19)
Change in Operating Assets and Liabilities, Net of Effect of Businesses Acquired:
Accounts Receivable	(626)	3	(623)
Inventories	(606)	—	(606)
Other Current Assets	(68)	(13)	(81)
Accounts Payable	237	5	242
Other Current Liabilities	46	184	230
Other, Net	126	(71)	55
Net Cash Provided by Operating Activities	833	(9)	824

Cash Flows from Investing Activities:
Capital Expenditures for Property, Plant and Equipment	(1,524)	—	(1,524)
Acquisitions of Businesses, Net of Cash Acquired	(144)	—	(144)
Acquisition of Intellectual Property	(8)	—	(8)
Acquisition of Equity Investments in Unconsolidated Affiliates	(14)	—	(14)
Proceeds from Sale of Assets and Businesses, Net	31	—	31
Other Investing Activities	(15)	—	(15)
Net Cash Used by Investing Activities	(1,674)	—	(1,674)

Cash Flows From Financing Activities:
Borrowings of Long-term Debt	22	—	22
Repayments of Long-term Debt	(216)	—	(216)
Borrowings (Repayments) of Short-term Debt, Net	992	—	992
Excess Tax Benefits from Share-Based Compensation	(4)	8	4
Other Financing Activities, Net	2	1	3
Net Cash Provided by Financing Activities	796	9	805

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	—	—

Net Decrease in Cash and Cash Equivalents	(45)	—	(45)
Cash and Cash Equivalents at Beginning of Year	416	—	416
Cash and Cash Equivalents at End of Year	$371	$—	$371

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated statement of cash flows for the year ended December 31, 2010 are as follows:

	Year Ended December 31, 2010
	Previously Reported	Adjustments	Restated
	(In millions)
Cash Flows From Operating Activities:
Net Loss	$(134)	$(65)	$(199)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,047	1	1,048
Employee Share-Based Compensation Expense	99	—	99
Bad Debt Expense	57	—	57
Loss on Sale of Assets and Businesses, Net	30	—	30
Deferred Income Tax Provision	82	—	82
Excess Tax Benefits from Share-Based Compensation	—	—	—
Devaluation of Venezuelan Bolivar	64	—	64
Bond Tender Premium	54	—	54
Supplemental Executive Retirement Plan	38	—	38
Revaluation of Contingent Consideration	(13)	—	(13)
Other, Net	(14)	(4)	(18)
Change in Operating Assets and Liabilities, Net of Effect of Businesses Acquired:
Accounts Receivable	(190)	—	(190)
Inventories	(359)	—	(359)
Other Current Assets	82	—	82
Accounts Payable	298	—	298
Other Current Liabilities	(12)	(8)	(20)
Other, Net	(1)	73	72
Net Cash Provided by Operating Activities	1,128	(3)	1,125

Cash Flows from Investing Activities:
Capital Expenditures for Property, Plant and Equipment	(977)	—	(977)
Acquisitions of Businesses, Net of Cash Acquired	(144)	—	(144)
Acquisition of Intellectual Property	(24)	—	(24)
Acquisition of Equity Investments in Unconsolidated Affiliates	(2)	—	(2)
Proceeds from Sale of Assets and Businesses, Net	197	—	197
Other Investing Activities	42	—	42
Net Cash Used by Investing Activities	(908)	—	(908)

Cash Flows From Financing Activities:
Borrowings of Long-term Debt	1,580	—	1,580
Repayments of Long-term Debt	(721)	—	(721)
Borrowings (Repayments) of Short-term Debt, Net	(834)	—	(834)

Bond Tender Premium	(54)	—	(54)
Excess Tax Benefits from Share-Based Compensation	—	—	—
Other Financing Activities, Net	(9)	3	(6)
Net Cash Used by Financing Activities	(38)	3	(35)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(19)	—	(19)

Net Increase in Cash and Cash Equivalents	163	—	163
Cash and Cash Equivalents at Beginning of Year	253	—	253
Cash and Cash Equivalents at End of Year	$416	$—	$416

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effects of the restatement on our consolidated statement of cash flows for the year ended December 31, 2009 are as follows:

	Year Ended December 31, 2009
	Previously Reported	Adjustments	Restated
	(In millions)
Cash Flows From Operating Activities:
Net Income	$150	$(37)	$113
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	909	—	909
Employee Share-Based Compensation Expense	110	—	110
Bad Debt Expense	11	—	11
Gain on Sale of Assets and Businesses, Net	(14)	—	(14)
Deferred Income Tax Provision (Benefit)	(123)	11	(112)
Excess Tax Benefits from Share-Based Compensation	(4)	—	(4)
Revaluation of Contingent Consideration	(24)	—	(24)
Other, Net	(25)	(4)	(29)
Change in Operating Assets and Liabilities, Net of Effect of Businesses Acquired:
Accounts Receivable	94	—	94
Inventories	(48)	—	(48)
Other Current Assets	(150)	—	(150)
Accounts Payable	41	—	41
Other Current Liabilities	(226)	49	(177)
Other, Net	(93)	(20)	(113)
Net Cash Provided by Operating Activities	608	(1)	607

Cash Flows from Investing Activities:
Capital Expenditures for Property, Plant and Equipment	(1,569)	—	(1,569)
Acquisitions of Businesses, Net of Cash Acquired	(10)	—	(10)
Acquisition of Intellectual Property	(28)	—	(28)
Acquisition of Equity Investments in Unconsolidated Affiliates	(27)	—	(27)
Proceeds from Sale of Assets and Businesses, Net	123	—	123
Net Cash Used by Investing Activities	(1,511)	—	(1,511)

Cash Flows From Financing Activities:
Borrowings of Long-term Debt	1,240	—	1,240
Repayments of Long-term Debt	(14)	—	(14)
Borrowings (Repayments) of Short-term Debt, Net	(393)	—	(393)

Proceeds from Interest Rate Derivatives	64	—	64
Excess Tax Benefits from Share-Based Compensation	4	—	4
Other Financing Activities, Net	5	1	6
Net Cash Provided by Financing Activities	906	1	907

Effect of Exchange Rate Changes on Cash and Cash Equivalents	11	—	11

Net Increase in Cash and Cash Equivalents	14	—	14
Cash and Cash Equivalents at Beginning of Year	239	—	239
Cash and Cash Equivalents at End of Year	$253	$—	$253

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.    Business Combinations

We have acquired businesses we feel are important to our long-term growth strategy.  Results of operations for acquisitions are included in the accompanying Consolidated Statements of Operations from the date of acquisition.  The balances included in the Consolidated Balance Sheets related to current year acquisitions are based on preliminary information and are subject to change when final asset valuations are obtained and the potential for liabilities has been evaluated.  The purchase price is allocated to the net assets acquired based upon their estimated fair values at the date of acquisition.

We acquired various businesses and equity investments during the years ended December 31, 2011, 2010 and 2009 for cash consideration of approximately $158 million, $146 million and $37 million, respectively, net of cash acquired.  In addition, our 2011 acquisitions included the issuance of approximately eight million shares valued at $134 million, our 2010 acquisitions included the issuance of approximately two million treasury shares valued at $28 million and our 2009 acquisitions included the issuance of approximately 35 million shares valued at $673 million.
 In July 2009, we acquired the Oilfield Services Division ("OFS") of TNK-BP and issued 24 million shares valued at approximately $450 million as the purchase consideration. The consideration agreed by the parties was contingent on the price received by the seller upon the sale of our shares.

As required by the accounting guidance for business combinations, we estimated the fair value of the contingent consideration for the OFS acquisition based on Level 3 inputs to be a liability of $84 million at the date of acquisition and $60 million at December 31, 2009. In November 2010, TNK-BP informed us that they sold 23 million shares below the guaranteed share price.  In accordance with the contingent consideration arrangement we paid TNK-BP approximately $47 million and recognized a gain of approximately $13 million on settlement.  All periodic remeasurement gains and losses were recorded in Selling, General and Administrative Attributable to Segments in the Consolidated Statements of Operations.  In 2010, we also paid TNK-BP $44 million in accordance with the working capital adjustment provisions of the OFS acquisition agreement.

4.   Supplemental Cash Flow Information
Cash paid for interest and income taxes, net of refunds, was as follows:
	Year Ended December 31,
	2011	2010	2009
	(In millions)

Interest paid, net of capitalized interest	$461	$403	$332
Income taxes paid, net of refunds	291	351	390

5.   Inventories
Inventories by category were as follows:
	December 31,
	2011	2010
	(In millions)

Raw materials, components and supplies	$443	$384
Work in process	149	114
Finished goods	2,566	2,092
	$3,158	$2,590

Work in process and finished goods inventories include the cost of materials, labor and manufacturing overhead.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   Goodwill
We perform an impairment test for goodwill and indefinite-lived intangible assets annually as of October 1, or more frequently if indicators of potential impairment exist.  Our goodwill impairment test involves a comparison of the fair value of each of our reporting units with its carrying amount. Our reporting units are based on our regional structure and consist of the United States, Canada, Latin America, Europe, Sub-Sahara Africa ("SSA"), Russia, Middle East/North Africa ("MENA") and Asia Pacific. During the course of 2011, the market price of our common stock declined significantly; however, and we concluded that the decline did not constitute an indicator of potential impairment as there had not been a significant change in the estimated future cash flows of our reporting units.  Ultimately, our 2011 impairment test performed as of October 1 indicated goodwill was not impaired.
None of our reporting units failed the first step of our impairment test during 2011, as their fair values were in excess of their carrying value.  The fair values of our MENA, Russia, SSA and Latin America reporting units were closest to their carrying values and were in excess of their carrying values in a range from 15% to 23% at October 1, 2011.  The goodwill at December 31, 2011 for these reporting units was as follows:  MENA - $508 million; Russia - $283 million; SSA - $77 million; and  Latin America - $384 million.
The changes in the carrying amount of goodwill by reportable segment for the two years ended December 31, 2011 were as follows:

	North America	MENA/ Asia Pacific	Europe/ SSA/ Russia	Latin America	Total
			(Restated)	(Restated)	(Restated)
			(In millions)

Balance at December 31, 2009	$2,148	$714	$1,058	$323	$4,243
Acquisitions	4	25	1	—	30
Disposals	—	(1)	—	—	(1)
Purchase price and other Adjustments	—	(1)	(16)	(3)	(20)
Foreign currency translation	36	10	(19)	—	27
Balance at December 31, 2010	2,188	747	1,024	320	4,279
Acquisitions	78	—	8	73	159
Disposals	—	—	—	—	—
Purchase price and other Adjustments	17	(4)	2	(1)	14
Foreign currency translation	(11)	—	(10)	(8)	(29)
Balance at December 31, 2011	$2,272	$743	$1,024	$384	$4,423

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.  Other Intangible Assets
The components of intangible assets were as follows:
	December 31, 2011			December 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
	(In millions)
Acquired technology	$416	$(170)	$246	$413	$(145)	$268
Licenses	281	(131)	150	270	(120)	150
Patents	248	(101)	147	213	(80)	133
Customer relationships and contracts	205	(106)	99	191	(76)	115
Other	107	(38)	69	94	(32)	62
	$1,257	$(546)	$711	$1,181	$(453)	$728

We have trademarks that are considered to have indefinite lives as we have the ability and intent to renew them indefinitely.  These trademarks had a carrying value of $19 million at both December 31, 2011 and 2010, and are included in the Other caption in the table above.
Amortization expense was $102 million, $92 million and $81 million for the years ended December 31, 2011, 2010 and 2009, respectively.  Future estimated amortization expense for the carrying amount of intangible assets as of December 31, 2011 is expected to be as follows (in millions):
2012	$100
2013	97
2014	92
2015	82
2016	67

8.  Short-term Borrowings and Current Portion of Long-term Debt
	December 31,
	2011	2010
	(In millions)
Commercial paper program	$997	$—
Other short-term bank loans	14	18
Total short-term borrowings	1,011	18
Current portion of long-term debt	309	217
Short-term borrowings and current portion of long-term debt	$1,320	$235
Weighted average interest rate on short-term borrowings outstanding at end of year	0.81%	8.96%

Prior to July 2011, we maintained a $1.75 billion unsecured, revolving credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent.  On July 13, 2011, we amended the Credit Agreement to increase the facility size from $1.75 billion to $2.25 billion, extend the scheduled maturity date from October 15, 2013 to July 13, 2016 and decrease interest rate margins under the facility.  The Credit Agreement, as amended, can be used for a combination of borrowings, support for our $1.5 billion commercial paper program and issuances of letters of credit. This agreement requires that we maintain a debt-to-total capitalization ratio of less than 60% and it limits our total debt to $10 billion while our financial reporting is not current.  We were in compliance with this covenant at December 31, 2011.  At December 31, 2011 our borrowings under our commercial paper program had a weighted average interest rate of 0.73% and there were $64 million in outstanding letters of credit under the Credit Agreement.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We have short-term borrowings with various domestic and international institutions pursuant to uncommitted facilities.  At December 31, 2011, we had $14 million in short-term borrowings under these arrangements with a weighted average interest rate of 6%.  In addition, we had $410 million of letters of credit under various uncommitted facilities and $209 million of performance bonds issued by financial sureties against an indemnification from us at December 31, 2011.

The carrying value of our short-term borrowings approximates their fair value as of December 31, 2011.  The current portion of long-term debt at December 31, 2011 includes $273 million for our senior notes due June 2012 and other Long-term Debt totaling $36 million.
9.  Long-term Debt

We have issued various senior notes, all of which rank equally with our existing and future senior unsecured indebtedness, have semi-annual interest payments and no sinking fund requirements.  Our Long-term Debt consisted of the following:
	December 31,
	2011	2010
	(In millions)
6.625% Senior Notes due 2011	$—	$184
5.95% Senior Notes due 2012	273	273
5.15% Senior Notes due 2013	297	299
4.95% Senior Notes due 2013	252	252
5.50% Senior Notes due 2016	357	358
6.35% Senior Notes due 2017	613	600
6.00% Senior Notes due 2018	498	498
9.625% Senior Notes due 2019	1,030	1,033
5.125% Senior Notes due 2020	799	799
6.50% Senior Notes due 2036	596	596
6.80% Senior Notes due 2037	298	298
7.00% Senior Notes due 2038	498	498
9.875% Senior Notes due 2039	247	247
6.75% Senior Notes due 2040	598	598
4.82% Secured Borrowing	154	172
Foreign Bank and Other Debt Denominated in Foreign Currencies	15	15
Capital and Other Lease Obligations	60	24
Other	10	3
	6,595	6,747
Less amounts due in one year	309	217
Long-term debt	$6,286	$6,530

The following is a summary of scheduled Long-term Debt maturities by year (in millions):

2012	$309
2013	580
2014	33
2015	34
2016	384
Thereafter	5,255
$6,595

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In September 2010, we completed a $1.4 billion long-term debt offering comprised of (1) $800 million of 5.125% Senior Notes due in 2020 ("5.125% Senior Notes") and (2) $600 million of 6.75% Senior Notes due in 2040 ("6.75% Senior Notes").  Net proceeds of $1.386 billion were used to fund our bond tender offer that commenced in September 2010 and repay short-term borrowings on our revolving credit facilities.
In September 2010, we commenced a cash tender offer for up to $700 million aggregate principal amount of specified series of our outstanding debt.  Pursuant to the tender offer terms, we repurchased $167 million of our 6.625% senior notes due 2011 and incurred an expense of $11 million for the premium we paid on the repurchase. In October 2010, we completed the tender offer by repurchasing $327 million and $206 million of our 5.95% senior notes due 2012 and 5.15% senior notes due 2013, respectively.  We paid a $44 million premium on these bonds tendered and incurred a charge of $43 million in 2010.
The weighted average effective interest rate on our Senior Notes for 2011 was 6.64%.  The effective rate was determined after giving consideration to the effect of interest rate derivatives accounted for as hedges and the amortization of any discounts (See Note 11 — Derivative Instruments).

In June 2010, we entered into a secured loan agreement with a third-party financial institution and received proceeds of $180 million.  The note bears interest at a rate of 4.82% and is being repaid in monthly installments over seven years.  The loan is secured by equipment located in the United States, and is included in long-term debt on our Consolidated Balance Sheet.

10.  Fair Value of Financial Instruments
Accounts Receivable Factoring

In 2010, we entered into an accounts receivable factoring program to sell accounts receivable related to Latin America to third party financial institutions.  We sold approximately $395 million under this program during 2010. These transactions qualified for sale accounting under the accounting standards. The proceeds received through December 31, 2010 were included in operating cash flows in our Consolidated Statement of Cash Flows.

We sold approximately $65 million under this program during 2011, received cash totaling $64 million and recognized a loss of $1 million on these sales.  These transactions qualified for sale accounting under the accounting standards.  The proceeds received on the initial sale and collection of the deferred amounts through December 31, 2011, are included in operating cash flows in our Consolidated Statement of Cash Flows.

Financial Instruments Measured and Recognized at Fair Value

We estimate fair value at a price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market for the asset or liability.  Our valuation techniques require inputs that we categorize using a three level hierarchy, from highest to lowest level of observable inputs.  Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities. Level 2 inputs are quoted prices or other market data for similar assets and liabilities in active markets, or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based upon our own judgment and assumptions used to measure assets and liabilities at fair value. Classification of a financial asset or liability within the hierarchy is determined based on the lowest level of input that is significant to the fair value measurement.  Other than disclosed below under derivative instruments, we had no assets or liabilities measured and recognized at fair value on a recurring basis at December 31, 2011 and 2010.
During 2010, we received proceeds of approximately $42 million from the redemption of our other investments recorded at fair value at December 31, 2009.  The proceeds are included in investing activities in the Consolidated Statement of Cash Flows for the period ended December 31, 2010.
As of December 31, 2011 and 2010, we had no financial instruments measured at a fair value based upon Level 3 inputs.  The following table provides a summary of changes in fair value of our Level 3 financial liabilities as of December 31, 2010 (in millions):

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Balance at beginning of period	$60
Payment of contingent consideration on acquisition	(47)
Gain on contingent consideration on acquisition included in earnings	(13)
Balance at end of period	$—

The gains recorded during 2010 were included in the Selling, General and Administrative Attributable to Segments line in the Consolidated Statements of Operations.

Fair Value of Other Financial Instruments

Our other financial instruments include cash and cash equivalents, accounts receivable, notes receivable, accounts payable and short-term borrowings and long-term debt.  With the exception of long-term debt, the carrying value of these financial instruments approximates their fair value due primarily to their short-term nature.

The fair value of outstanding debt fluctuates with changes in applicable interest rates.  Fair value will exceed carrying value when the current market interest rate is lower than the interest rate at which the debt was originally issued.  The fair value of a company's debt is a measure of its current value under present market conditions.  It does not impact the financial statements under current accounting rules. The fair value of our Long-term Debt was established based on quoted market prices.

The fair value and carrying value of our Long-term Debt and current portion of Long-term Debt were as follows:

	December 31,
	2011	2010
	(In millions)
Fair value	$7,270	$7,329
Carrying value	6,595	6,747

11.  Derivative Instruments

We are exposed to market risk from changes in foreign currency and changes in interest rates.  From time to time, we may enter into derivative financial instrument transactions to manage or reduce our market risk.  We manage our debt portfolio to achieve an overall desired position of fixed and floating rates and we may employ interest rate swaps as a tool to achieve that goal.  The major risks from interest rate derivatives include changes in the interest rates affecting the fair value of such instruments, potential increases in interest expense due to market increases in floating interest rates and the creditworthiness of the counterparties in such transactions.  In light of events in the global credit markets and the potential impact of these events on the liquidity of the banking industry, we continue to monitor the creditworthiness of our counterparties, which are multinational commercial banks.
The fair values of all our outstanding derivative instruments are determined using a model with Level 2 inputs including quoted market prices for contracts with similar terms and maturity dates.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Hedges
We may use interest rate swaps to help mitigate exposures related to changes in the fair values of the associated debt.  Amounts paid or received upon termination of interest rate swaps accounted for as fair value hedges represent the fair value of the agreements at the time of termination and are recorded as an adjustment to the carrying value of the related debt.  These amounts are amortized as a reduction, in the case of gains, or as an increase, in the case of losses, of interest expense over the remaining term of the debt.  As of December 31, 2011 and 2010, we had net unamortized gains of $46 million and $55 million, respectively, associated with interest rate swap terminations.
 In July 2011, we entered into interest rate swap agreements to pay a variable interest rate and receive a fixed interest rate with an aggregate notional amount of $300 million.  These swaps were designated as fair value hedges of our 6.35% Senior Notes.  These agreements are determined to be highly effective.  The effects of any ineffectiveness were not material to the Consolidated Statements of Operations as the changes in the fair values of the interest rate swaps offset changes in the fair value of the underlying debt.  The aggregate fair value of the interest rate swaps at December 31, 2011 resulted in an asset of $13 million with a corresponding increase to Long-term Debt on the accompanying Consolidated Balance Sheets.
Cash Flow Hedges
In 2008, we entered into interest rate derivative instruments to hedge projected exposures to interest rates in anticipation of a debt offering.   These hedges were terminated at the time of the issuance of the debt and the associated loss on these hedges is being amortized from Accumulated Other Comprehensive Income (Loss) into interest expense over the remaining term of the debt.  As of December 31, 2011 and 2010, we had net unamortized losses of $12 million and $13 million, respectively, associated with our cash flow hedge terminations.
In August 2011, we entered into interest rate locks with a notional amount of $294 million intended to hedge our projected exposures to interest rates.  Subsequently, in October 2011, we terminated derivative instruments with a notional value of $235 million.  Upon termination we realized a gain on settlement of $4 million.  The aggregate fair value of the interest rate locks outstanding at December 31, 2011 resulted in the recognition of a current liability of $9 million.  We recognized a $5 million loss associated with these instruments in the fourth quarter of 2011.
Other Derivative Instruments
As of December 31, 2011 and 2010, we had foreign currency forward contracts with aggregate notional amounts of $469 million and $925 million, respectively.  These contracts were entered into to hedge exposure to currency fluctuations in various foreign currencies. The total estimated fair value of these contracts and amounts receivable or owed associated with closed contracts resulted in a net asset of approximately $12 million at December 31, 2011 and a net liability of approximately $14 million at December 31, 2010.  These derivative instruments were not designated as hedges, and the changes in fair value of the contracts are recorded each period in Other, Net in the accompanying Consolidated Statements of Operations.
We have cross-currency swaps between the U.S. dollar and Canadian dollar to hedge certain exposures to the Canadian dollar.  At December 31, 2011 and 2010, we had notional amounts outstanding of $168 million and $215 million, respectively.  The total estimated fair value of these contracts at December 31, 2011 and 2010 resulted in a liability of $27 million and $33 million, respectively.  These derivative instruments were not designated as hedges, and the changes in fair value of the contracts are recorded each period in Other, Net in the accompanying Consolidated Statements of Operations.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair values of outstanding derivative instruments are summarized as follows:
	December 31,
	2011	2010	Classifications
	(In millions)
Derivative assets designated as hedges: Interest rate swaps	$13	$—	Other Assets
Derivative assets not designated as hedges: Foreign currency forward contracts	20	8	Other Current Assets
Derivative liabilities not designated as hedges: Foreign currency forward contracts	8	22	Other Current Liabilities
Interest rate locks	9	—	Other Current Liabilities
Cross-currency swap contracts	27	33	Other Liabilities

12.  Shareholders' Equity
Accumulated other comprehensive income (loss) is comprised of the following:
	December 31,
	2011	2010	2009
	(Restated)	(Restated)
		(In millions)
Cumulative translation adjustment	$127	$245	$242
Cumulative defined benefit plan adjustments	(36)	(31)	(87)
Deferred loss on derivative instruments, net of amortization	(11)	(12)	(13)
	$80	$202	$142

Changes in our Issued and Treasury shares during the years ended December 31, 2011, 2010 and 2009 were as follows:
	Issued	Treasury
	(In millions)
Balance at December 31, 2008	729	(40)
Shares issued for acquisitions	29	5
Equity awards granted, vested and exercised	—	6

Balance at December 31, 2009	758	(29)
Shares issued for acquisitions	—	2
Equity awards granted, vested and exercised	—	4

Balance at December 31, 2010	758	(23)
Shares issued for acquisitions	5	3
Equity awards granted, vested and exercised	—	4
Shares issued for warrants	2	—

Balance at December 31, 2011	765	(16)

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Authorized Shares
At December 31, 2011, we were authorized to issue 1,139 million registered shares and conditionally authorized to issue 379 million registered shares.
Warrants
 At December 31, 2010, warrants were outstanding to purchase up to 12.9 million of our shares at a price of $15.00 per share. On March 4, 2011, 4.3 million of these warrants were exercised through net share settlement resulting in the issuance of 1.7 million shares.  At December 31, 2011, 8.6 million of these warrants were outstanding and exercisable until February 28, 2012.  In February 2012, the remaining warrants were exercised.  See Note 20 — Subsequent Events for further details.

13.  Share-Based Compensation
 Incentive Plans

Our incentive plans permit the grant of options, stock appreciation rights, restricted share awards ("RSA"), restricted share units ("RSU"), performance share awards, performance unit awards, other share-based awards and cash-based awards to any employee, non-employee directors, and other individual service providers or any affiliate.

The provisions of each award vary based on the type of award granted and are specified by the Compensation Committee of our Board of Directors.  Those awards, such as stock options that are based on a specific contractual term, will be granted with a term not to exceed ten years. Upon grant of an RSA, the participant has the rights of a shareholder, including but not limited to the right to vote such shares and the right to receive any dividends paid on such shares.  Recipients of RSU awards do not have the rights of a shareholder until such date as the shares are issued or transferred to the recipient. As of December 31, 2011, approximately six million shares were available for grant under our incentive plans.

Share-Based Compensation Expense
We recognized the following employee share-based compensation expense during the years ended December 31, 2011, 2010 and 2009:
	Year Ended December 31,
	2011	2010	2009
		(In millions)
Share-based compensation	$87	$99	$110
Related tax benefit	30	35	39

Options
Stock options were granted with an exercise price equal to or greater than the fair market value of our shares as of the date of grant. We used the Black-Scholes option pricing model to determine the fair value of stock options awarded.  The estimated fair value of our stock options was expensed over their vesting period, which was generally one to four years. There were no stock options granted during 2011, 2010 or 2009.  The intrinsic value of stock options exercised during 2011, 2010 and 2009 was $10 million, $12 million and $18 million, respectively.  All options were fully vested as of December 31, 2011.  A summary of option activity for the year ended December 31, 2011, is presented below:

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In thousands)		(In years)	(In thousands)
Outstanding at December 31, 2010	11,820	$8.70	4.20	$166,624
Granted	—	—
Exercised	(713)	4.25
Forfeited	—	—
Outstanding and Vested at December 31, 2011	11,107	$8.99	2.50	$69,385

Restricted Share Awards and Restricted Share Units

RSAs and RSUs vest based on continued employment, generally over a two to five-year period.  The fair value of RSAs and RSUs is determined based on the closing price of our shares on the date of grant.  The total fair value, less assumed forfeitures, is expensed over the vesting period. The weighted-average grant date fair value of RSAs and RSUs granted during the years ended 2011, 2010 and 2009 was $22.41, $16.45 and $13.67, respectively.  The total fair value of RSAs and RSUs vested during the years ended 2011, 2010 and 2009 was $86 million, $96 million and $99 million, respectively.  As of December 31, 2011, there was $90 million of unrecognized compensation expense related to unvested RSAs and RSUs, which is expected to be recognized over a weighted average period of two years.  A summary of RSA and RSU activity for the year ended December 31, 2011 is presented below:

	RSA	Weighted Average Grant Date Fair Value	RSU	Weighted Average Grant Date Fair Value
	(In thousands)		(In thousands)
Non-Vested at December 31, 2010	4,268	$22.59	4,215	$22.76
Granted	1,321	23.06	2,325	22.03
Vested	(1,994)	20.65	(2,027)	22.10
Forfeited	(507)	22.60	(686)	22.84
Non-Vested at December 31, 2011	3,088	$24.04	3,827	$22.65

Performance Units
We issued 688 thousand and 1.1 million performance units in 2011 and 2010, respectively.  The performance units typically vest over a three-year period assuming continued employment and the Company's achievement of certain market-based performance goals.  Performance units expire unvested when market conditions are not met.  The weighted average grant date fair value of our performance units was determined through use of the Monte Carlo simulation method.  As of December 31, 2011, there was $17 million of unrecognized compensation expense related to performance units, which is expected to be recognized over a weighted average period of two years. A summary of performance unit activity for the years ended December 31, 2011 and 2010 is presented below:

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2011	Weighted Average Grant Date Fair Value	Year Ended December 31, 2010	Weighted Average Grant Date Fair Value
	(In thousands)		(In thousands)
Non-Vested at Period Beginning	986	$—	—	$—
Granted	688	29.64	1,089	12.41
Expired	(363)	12.32	—	—
Forfeited	(70)	22.03	(103)	13.19
Non-Vested at Period End	1,241	$21.35	986	$12.32

Executive Deferred Compensation Plan
Under our Executive Deferred Compensation Stock Ownership Plan (the "EDC Plan"), a portion of the compensation for certain key employees, including officers and employee directors, can be deferred for payment after retirement or termination of employment.  We established a grantor trust to fund the benefits under the EDC Plan.  The funds provided to such trust are invested by an independent trustee in shares of our stock, which are purchased by the trustee on the open market.  The assets of the trust are available to satisfy the claims of all our general creditors in the event of bankruptcy or insolvency.  Accordingly, the shares held by the trust and our  liability under the EDC Plan are included in the accompanying Consolidated Balance Sheets as Treasury Shares.  Effective December 31, 2008, we suspended the EDC Plan.  While the plan is suspended, no new participants may join the plan and no further deferrals of compensation or matching contributions will be made under the plan unless and until our Board of Directors determines otherwise.
14.  Retirement and Employee Benefit Plans
We have defined contribution plans covering certain employees.  Contribution expenses related to these plans totaled $50 million, $43 million and $36 million in 2011, 2010 and 2009, respectively.
Effective for the year ended December 31, 2009, we adopted an update to existing accounting standards that amends the requirements for employers' disclosures about plan assets for defined benefit pension and other postretirement plans.  The objectives of this update are to provide users of financial statements with an understanding of how investment allocation decisions are made, the major categories of assets held by the plans, the inputs and valuation techniques used to measure the fair value of plan assets, significant concentration of risk within the company's plan assets, and, for fair value measurements determined using significant unobservable inputs, a reconciliation of changes between the beginning and ending balances.

We have defined benefit pension and other post retirement benefit plans covering certain U.S. and international employees.  Plan benefits are generally based on factors such as age, compensation levels and years of service.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The changes in benefit obligations were as follows:
	Year Ended December 31,
	2011		2010
	United States	Non-U.S.	United States	Non-U.S.
	(In millions)
Benefit obligation at beginning of year	$89	$148	$143	$131
Service cost	—	7	1	5
Interest cost	3	8	5	7
Curtailments	—	—	(34)	(2)
Settlements	—	—	(33)	(3)
Divestitures	—	—	—	(1)
Actuarial (gain)/loss	1	3	8	18
Currency fluctuations	—	—	—	(4)
Benefits paid	(1)	(5)	(1)	(3)
Benefit obligation at end of year	$92	$161	$89	$148

We have an executive retirement plan ("ERP") and a supplemental executive retirement plan ("SERP"), which provide pension benefits to plan participants upon their separation from the Company.  These plans are nonqualified, unfunded retirement plans.  The ERP was amended effective December 31, 2008 to freeze all benefits thereunder, at which time all participants were fully vested.  The SERP was adopted effective January 1, 2010 with the same participants as the ERP, and with benefits offset against the benefits under the ERP.  The SERP was amended effective March 31, 2010, to discontinue further accruals of benefits under the plan and to provide a LIBOR-based interest accrual on the frozen cash balances.  This resulted in the curtailment shown above for the U.S.

The SERP was further amended effective April 8, 2010, to allow participants a one-time option to convert their fully vested, fixed-amount, dollar-denominated benefits under the plans into equity-denominated benefits.  The amendment permitted plan participants to make a one-time, irrevocable election before June 7, 2010 to convert between 50% and 100% of their cash balance under the plan into units representing the right to receive registered shares in the Company.  During May 2010, two plan participants elected to convert approximately $76 million of their cash entitlement into the right to receive an aggregate of approximately 4.7 million shares, which was based on the closing share price on the dates of the election.  This amount covered these two participants' entire balances under the plans, except for approximately $5 million, which was retained as a cash balance.

During 2010, four executives who had previously participated in the plan left the Company, resulting in the settlement shown above for the U.S.  The two remaining participants still with the Company will receive their balances automatically following their separation from the Company, as both are fully vested in these benefits and have been vested since before 2009.  Since the freezing of the ERP on December 31, 2008, no further benefits have accrued or will accrue to the remaining two participants under the plans, other than a LIBOR-based interest accrual on the frozen cash balance.

As of December 31, 2010 and as of December 31, 2011, the Company's aggregate obligation under the plans was the future issuance of approximately 4.7 million shares and payment of approximately $5 million upon the separation of the remaining two participants from the Company.  At December 31, 2011, the projected benefit obligation of the SERP was $81 million.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The changes in plan assets were as follows:

	Year Ended December 31,
	2011		2010
	United States	Non-U.S.	United States	Non-U.S.
	(In millions)
Fair value of plan assets at beginning of year	$9	$94	$8	$90
Actual return on plan assets	—	1	1	6
Employer contributions	—	10	1	7
Settlements	—	—	—	(3)
Currency fluctuations	—	1	—	(3)
Benefits paid	(1)	(3)	(1)	(3)
Fair value of plan assets at end of year	8	103	9	94

Funded status	$(84)	$(58)	$(80)	$(54)

The amounts recognized in the Consolidated Balance Sheets were as follows:

	December 31,
	2011		2010
	United States	Non-U.S.	United States	Non-U.S.
	(In millions)
Noncurrent assets	$—	$—	$—	$2
Current liabilities	—	—	—	(1)
Noncurrent liabilities	(84)	(58)	(80)	(55)

Amounts in accumulated other comprehensive income (loss) that have not yet been recognized as components of net periodic benefit cost were as follows:
	December 31,
	2011		2010
	United States	Non-U.S.	United States	Non-U.S.
	(In millions)
Net loss	$16	$32	$15	$26
Net prior service credit	—	(1)	—	(1)
Total accumulated other comprehensive income (loss)	$16	$31	$15	$25

The accumulated benefit obligation for defined benefit pension plans was $86 million and $84 million at December 31, 2011 and 2010, respectively, for the U.S. plans and $144 million and $129 million at December 31, 2011 and 2010, respectively, for the international plans.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with projected benefit obligations in excess of plan assets or accumulated benefit obligations in excess of plan assets as of December 31, 2011 and 2010 were as follows:
	2011		2010
	United States	Non-U.S.	United States	Non-U.S.
	(In millions)
Plans with projected benefit obligation in excess of plan assets:
Projected benefit obligation	$92	$161	$89	$117
Fair value of plan assets	8	102	9	60
Plans with accumulated benefit obligation in excess of plan assets:
Accumulated benefit obligation	86	115	84	74
Fair value of plan assets	8	71	9	33

The components of net periodic benefit cost during the years ended December 31, 2011, 2010 and 2009 were as follows:
	2011		2010		2009
	United States	Non-U.S.	United States	Non-U.S.	United States	Non-U.S.
	(In millions)
Service cost	$—	$7	$1	$5	$3	$7
Interest cost	3	8	5	7	8	7
Expected return on plan assets	(1)	(5)	(1)	(5)	(1)	(4)
Amortization of prior service cost	—	—	2	—	4	—
Settlements/curtailments	—	—	37	(1)	5	—
Amortization of net loss	1	1	1	—	6	1
Net periodic benefit cost	$3	$11	$45	$6	$25	$11

Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss) during the years ended December 31, 2011 and 2010 were as follows:
	2011		2010
	United States	Non U.S.	United States	Non-U.S.
	(In millions)
New Activity:
Net (gain) loss for the year	$2	$7	$(27)	$14
Reclassification Adjustments:
Net gain (loss)	(1)	(1)	—	1
Prior service cost	—	—	(40)	—
Total other comprehensive income (loss)	$1	$6	$(67)	$15

Amounts in accumulated other comprehensive income (loss) expected to be recognized as components of net periodic benefit cost in 2012 are as follows:
	United States	Non-U.S.
	(In millions)

Net loss	$1	$2

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Prior service costs are amortized using an alternative straight-line method over the average remaining service period of employees expected to receive plan benefits.  Assumed long-term rates of return on plan assets, discount rates and rates of compensation increases vary for the different plans according to the local economic conditions.
The weighted average assumption rates used for benefit obligations were as follows:
Year Ended December 31,
	2011	2010
Discount rate:
United States plans	2.50 – 4.50%	3.25 – 4.50%
International plans	1.37 – 7.50	1.59 – 7.50
Rate of compensation increase:
United States plans	—	—
International plans	2.00 – 4.30	2.00 – 4.50

The weighted average assumption rates used for net periodic benefit costs were as follows:

	Year Ended December 31,
	2011	2010	2009
Discount rate:
United States plans	3.25 – 5.50%	5.25%	5.75 – 6.25%
International plans	1.59 – 7.50	1.68 – 8.00	1.68 – 6.00
Expected return on plan assets:
United States plans	7.00	7.00	7.00
International plans	4.60 – 5.96	4.60 – 6.46	4.20 – 7.05
Rate of compensation increase:
United States plans	—	—	8.00
International plans	2.00 – 4.50	2.00 – 4.70	2.00 – 5.15

In determining the overall expected long-term rate of return for plan assets, we take into consideration the historical experience as well as future expectations of the asset mix involved.  As different investments yield different returns, each asset category must be reviewed individually and then weighted for significance in relation to the total portfolio.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the fair values of the Company's pension plan assets as of December 31, 2011.  United States and International plans are combined below as there is only one United States plan with assets.  For an explanation of the various levels, see Note 10 — Fair Value of Financial Instruments.

	Level 1	Level 2	Total
		(In millions)
Investment funds (a)	$—	$103	$103
Common/collective trust funds (b)	—	8	8

Total assets at fair value	$—	$111	$111

(a)	These international funds invest in the following: 3% cash, 7% U.S. equities, 32% non-U.S. equities, 50% non-U.S. fixed income securities 7%, property and 1% other.

(b)	These U.S. funds invest in 61% equities and 39% fixed income securities.

The following table presents the fair values of the Company's pension plan assets as of December 31, 2010.  United States and International plans are combined below as there is only one United States plan with assets.  For an explanation of the various levels, see Note 10 – Fair Value of Financial Instruments.

	Level 1	Level 2	Total
		(In millions)
Investment funds (a)	$—	$94	$94
Common/collective trust funds (b)	—	9	9

Total assets at fair value	$—	$103	$103

(a)	These international funds invest in the following: 5% cash, 9% U.S. equities, 39% non-U.S. equities, 37% non-U.S. fixed income securities, 6% property and 4% other.

(b)	These U.S. funds invest in 63% equities and 37% fixed income securities.

Common/collective trust funds are valued at the net asset value of shares in the fund as determined by the issuer which are based on the fair value of the underlying assets.  Investment funds are valued by the issuer based on the fair value of the underlying assets.
In the U.S., our investment strategy includes a balanced approach with target allocation percentages of 60% equity investments and 40% fixed income investments.  For the international plans, investment strategies vary by plan, however, all continue to invest primarily in equity and fixed income investments.  Our pension investment strategy worldwide prohibits a direct investment in our own stock.
In 2012, we expect to contribute less than $1 million in the U.S. and $9 million internationally to our pension and other postretirement benefit plans.  In addition, the following benefit payments, which reflect expected future service and anticipated settlements, as appropriate, are expected to be paid:
	United States	Non-U.S.
	(In millions)
2012	$10	$2
2013	9	3
2014	8	4
2015	7	3
2016	24	5
2017 – 2021	36	29

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.  Income Taxes

We are exempt from Swiss cantonal and communal tax on income derived outside Switzerland, and are also granted participation relief from Swiss federal tax for qualifying dividend income and capital gains related to the sale of qualifying investments in subsidiaries. We expect that the participation relief will result in a full exemption of participation income from Swiss federal income tax.

We provide for income taxes based on the laws and rates in effect in the countries in which operations are conducted, or in which we or our subsidiaries are considered resident for income tax purposes. The relationship between our pre-tax income or loss from continuing operations and our income tax provision or benefit varies from period to period as a result of various factors which include changes in total pre-tax income or loss, the jurisdictions in which our income is earned, the tax laws in those jurisdictions and in our operating structure.

Our income tax benefit (provision) from continuing operations consisted of the following:

	Year Ended December 31,
	2011	2010	2009
	(Restated)	(Restated)	(Restated)
		(In millions)
Total current provision	$(421)	$(314)	$(275)

Total deferred benefit (provision)	(121)	(82)	112
	$(542)	$(396)	$(163)

The difference between the income tax provision at the Swiss federal income tax rate and the income tax provision attributable to Income Before Income Taxes for each of the three years ended December 31, 2011 is analyzed below:

	Year Ended December 31,
	2011	2010	2009
	(Restated)	(Restated)	(Restated)
		(In millions)
Swiss federal income tax rate at 7.83%	$(59)	$(16)	$(21)
Tax on earnings subject to rates different than the Swiss federal income tax rate	(377)	(246)	(42)
Change in valuation allowance	(29)	(55)	(38)
Change in uncertain tax positions	(77)	(79)	(62)
	$(542)	$(396)	$(163)

During 2011, we recorded tax expense of $20 million related to the redemption of equity in one of our U.S. subsidiaries; in 2010, we recorded tax expense of approximately $124 million related to the restructuring of our Latin America operations; and, in 2009, we recognized a benefit of $34 million related to the reorganization of our international operations.  These amounts are included in tax on earnings subject to rates different than the Swiss federal income tax rate.

Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements.  The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect in each of the jurisdictions in which we have operations. Deferred tax assets and liabilities are classified as current or non-current according to the classification of the related asset or liability for financial reporting.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of the net deferred tax asset (liability) attributable to continuing operations were as follows:
	December 31,
	2011	2010
	(Restated)	(Restated)
	(In millions)
Deferred tax assets:
Net operating losses carryforwards	$301	$364
Accrued liabilities and reserves	212	132
Tax credit carryforwards	117	108
Employee benefits	55	40
Inventory	44	60
Other differences between financial and tax basis	69	25
Valuation allowance	(201)	(173)
Total deferred tax assets	597	556

Deferred tax liabilities:
Property, plant and equipment	(424)	(301)
Intangible assets	(218)	(195)
Deferred Income	(54)	(36)
Other differences between financial and tax basis	(39)	(12)
Total deferred tax liabilities	(735)	(544)
Net deferred tax assets (liabilities)	$(138)	$12

The overall increase in the valuation allowance in 2011 is primarily attributable to the establishment of a valuation allowance against net operating losses ("NOLs") and tax credits in various jurisdictions.  Management's assessment is that it is more likely than not the character and nature of future taxable income will not allow us to realize the tax benefits of the NOLs and tax credits within the allowable carryforward period.  Therefore, a valuation allowance has been recorded.
We have not provided additional taxes for the repatriation of earnings of our foreign subsidiaries because their earnings are deemed to be indefinitely reinvested.  If the earnings in our foreign subsidiaries were not indefinitely reinvested as of December 31, 2011, the estimated tax liability would be approximately $145 million, net.
At December 31, 2011, we had approximately $1.3 billion of NOLs in various jurisdictions, $439 million of which were generated by certain U.S. subsidiaries.  A portion of the U.S. NOL was generated by certain subsidiaries prior to their acquisition by us, and the use of these acquired NOLs is subject to limitations imposed by the U.S. Internal Revenue Code.  Loss carryforwards, if not utilized, will expire at various dates from 2012 through 2031.
A tabular reconciliation of the total amounts of uncertain tax positions at the beginning and end of the period is as follows:
	Year Ended December 31,
	2011	2010	2009
	(Restated)	(Restated)	(Restated)
		(In millions)
Balance at beginning of year	$237	$186	$131
Additions as a result of tax positions taken during a prior period	7	—	—
Reductions as a result of tax positions taken during a prior period	(8)	—	—
Additions as a result of tax positions taken during the current period	65	67	51
Reductions relating to settlements with taxing authorities	(3)	(5)	—
Reductions as a result of a lapse of the applicable statute of limitations	(2)	(2)	(2)
Foreign Exchange Effects	(4)	(9)	6
Balance at end of year	$292	$237	$186

Substantially all of the uncertain tax positions, if recognized in future periods, would impact our effective tax rate.

To the extent penalties and interest would be assessed on any underpayment of income tax, such amounts have been accrued and classified as a component of income tax expense and other current liabilities in the financial statements in accordance with our accounting policy.  We recorded $20 million, $27 million and $22 million of interest and penalties for the years ended December 31, 2011, 2010 and 2009, respectively.  The amounts in the table above exclude additional accrued interest and penalties of $121 million, $102 million and $77 million at December 31, 2011, 2010 and 2009, respectively, which are included in other liabilities.

We are subject to income tax in many of the over 100 countries where we operate including major operations in the United States and Canada.  Many of our subsidiaries in Canada are open to examination for tax years dating from December 31, 2006 through December 31, 2011. We are open to examination in the United States for tax years ended December 31, 2007 through December 31, 2011.

We anticipate a reduction in the balance of our uncertain tax positions of approximately $32 million due to expiration of statutes of limitations.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  Disputes, Litigation and Contingencies
U.S. Government and Internal Investigations
We are currently involved in government and internal investigations.
Until 2003, we participated in the United Nations oil-for-food program governing sales of goods and services into Iraq. The U.S. Department of Justice ("DOJ") and the SEC have undertaken investigations of our participation in the oil-for-food program and have subpoenaed certain documents in connection with these investigations.  We have cooperated fully with these investigations. We have retained legal counsel, reporting to our audit committee, to investigate this matter. We are in negotiations with the government agencies to resolve these matters, but we cannot yet anticipate the timing, outcome or possible impact of the ultimate resolution of the investigations, financial or otherwise.

The U.S. Department of Commerce, Bureau of Industry & Security, Office of Foreign Assets Control ("OFAC"), DOJ and SEC have undertaken investigations of allegations of improper sales of products and services by the Company and its subsidiaries in certain sanctioned countries. We have cooperated fully with this investigation. We have retained legal counsel, reporting directly to our audit committee, to investigate these matters.  We are in negotiations with the government agencies to resolve these matters, but we cannot yet anticipate the timing, outcome or possible impact of the ultimate resolution of the investigation, financial or otherwise.

In light of these investigations, the U.S. and foreign policy environment and the inherent uncertainties surrounding these countries, we decided in September 2007 to direct our foreign subsidiaries to discontinue doing business in countries that are subject to comprehensive U.S. economic and trade sanctions, specifically Cuba, Iran, and Sudan, as well as Syria.  Effective September 2007, we ceased entering into any new contracts in these countries and began an orderly discontinuation and winding down of our existing business in these sanctioned countries.  Effective March 31, 2008, we substantially completed our winding down of business in these countries and have conducted further withdrawal activities, pursuant to the licenses issued by OFAC, which have now ceased.  Certain of our subsidiaries continue to conduct business in countries such as Myanmar that are subject to more limited U.S. trading sanctions.  In 2011, the country of South Sudan came into formal existence without the same sanction restrictions as those imposed upon Sudan; the Company may operate in South Sudan.

The DOJ and SEC are investigating our compliance with the Foreign Corrupt Practices Act ("FCPA") and other laws worldwide. We have retained legal counsel, reporting to our audit committee, to investigate these matters and to cooperate fully with the DOJ and SEC.  As part of our investigations, we have uncovered potential violations of U.S. law in connection with activities in several jurisdictions.  We are in negotiations with the government agencies to resolve these matters, but we cannot yet anticipate the timing, outcome or possible impact of the ultimate resolution of the investigations, financial or otherwise.

The DOJ, SEC and other agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of trade sanctions laws, the FCPA and other federal statutes including, but not limited to, injunctive relief, disgorgement, fines, penalties and modifications to business practices and compliance programs. In recent years, these agencies and authorities have entered into agreements with, and obtained a range of penalties against, several corporations and individuals in similar investigations, under which civil and criminal penalties were imposed, including in some cases fines and other penalties and sanctions in the tens and hundreds of millions of dollars. These agencies are seeking to impose penalties against us for past conduct, but the ultimate amount of any penalties we may pay currently cannot be reasonably estimated.  Under trade sanctions laws, the DOJ may also seek to impose modifications to business practices, including immediate cessation of all business activities in specific countries or other limitations that decrease our business, and modifications to compliance programs, which may increase compliance costs. Any injunctive relief, disgorgement, fines, penalties, sanctions or imposed modifications to business practices resulting from these investigations could adversely affect our results of operations, and the cost of our investigations have been significant.  In addition, our historical activities in sanctioned countries, such as Sudan and Iran, could result in certain investors, such as government-sponsored pension funds, divesting of or not investing in, our shares. Based on available information, we cannot predict what, if any, actions the DOJ, SEC or other authorities will take in our situation or the effect any such actions will have on our consolidated financial position or results of operations. To the extent we violated trade sanctions laws, the FCPA, or other laws or regulations, fines and other penalties may be imposed.  Because these matters are now pending before the indicated agencies, and we currently cannot reasonably estimate the ultimate amount of any penalties we may pay, there can be no assurance that actual fines or penalties, if any, will not have a material adverse effect on our business, financial condition, liquidity or results of operations.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Through December 31, 2011, we have incurred $40 million for costs in connection with our exit from sanctioned countries and incurred $123 million for legal and professional fees in connection with complying with and conducting these on-going investigations.

In addition, the SEC and Department of Justice are investigating the circumstances surrounding the material weakness in the Company's internal controls over financial reporting for income taxes that was disclosed on Forms 8-K on March 1, 2011 and February 21, 2012 and the related restatements of historical financial statements.  We are cooperating with the government investigations.  We have retained legal counsel, reporting to our audit committee, to investigate these matters and to cooperate fully with the DOJ, SEC and other governmental agencies.

Macondo Litigation
On April 20, 2010, the Deepwater Horizon rig operating under contract with BP at the Macondo well in the Gulf of Mexico exploded and sank, resulting in 11 deaths, several injuries and significant damages to property and the environment.
We provided the following services and products to BP on the Macondo well:  (1) connected and tightened four intermediate casing strings and one tapered production string ("long string"); (2) furnished a liner hanger on one casing string; (3) furnished centralizers, most of which were not used in the well, and (4) provided float equipment on the long string.  The float equipment consisted of a reamer shoe, a float collar and wiper plugs.  The float collar is designed to control backflow or ingress of the cement through the shoe track while the cement hardens.  At the time of the explosion, we had two employees on the Deepwater Horizon; they sustained minor injuries.
As a result of the explosion, approximately 400 lawsuits were filed, mainly for personal injuries, wrongful death and pollution damage.  We are named, along with BP and other defendants, in several dozen of these lawsuits.  The United States Judicial Panel on Multidistrict Litigation issued an order centralizing most of these cases in the Federal District Court for the Eastern District of Louisiana.  The pollution damage complaints generally refer to the Oil Pollution Act of 1990 ("OPA") and allege, among other things, negligence and gross negligence by us and other defendants.  They allege that we and the other defendants are responsible for property damage, trespass, nuisance and economic loss as a result of environmental pollution and generally seek awards of unspecified economic, compensatory, and punitive damages, as well as injunctive relief.
We were not designated as a "Responsible Party," as that term is defined by OPA.  Therefore, we were not charged with responsibility for cleaning up the oil released from the Macondo well or handling any claims.  The Responsible Party may make a claim for contribution against any other party it alleges contributed to the oil spill.  Since we have not been named a Responsible Party, we sought to be dismissed from any and all OPA-related claims.
In June 2011, we reached an agreement with BP wherein BP agreed to indemnify us for the vast majority of our potential exposure related to the Macondo incident, including OPA claims.  Pursuant to this agreement, we agreed to pay BP $75 million, an amount covered by our insurance policies.
In February 2012, the Court in which the consolidated Multidistrict Litigation is pending dismissed all claims against Weatherford, finding that there was no evidence that the Weatherford equipment used in the Macondo well was defective or that any actions or inactions by Weatherford caused or contributed to the cause of the blowout and oil spill.  Subsequent to these claims being dismissed, new claims were brought against the Company which we expect to be consolidated into the Multidistrict Litigation and also dismissed.  Additionally, claims brought against us in state court, which have not been consolidated in the Multidistrict Litigation, are still pending.  We cannot predict whether or not those claims will proceed against Weatherford.  However, given the dismissal of the claims against us in the Multidistrict Litigation and the June 2011 indemnification agreement with BP, we do not believe that we have any material exposure with regard to these remaining claims.  Additional lawsuits could be filed in the future relating to the Macondo incident.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Additionally, we are cooperating fully with the investigations of the accident initiated by various agencies of the U.S. government and, to the extent requested, have responded to several subpoenas, information and document requests and requests for testimony of employees.
Shareholder Litigation
In 2010, shareholders filed suit in Weatherford's name against those directors in place before June 2010 and certain current and former members of management relating to the U.S. government and internal investigations disclosed above and in our SEC filings since 2007.  Separately, in 2011 and 2012, shareholders filed suit relating to the material weakness in the Company's internal controls over financial reporting for income taxes that was disclosed on the Form 12b-25 filed on March 1, 2011 and the Form 8-K filed on February 21, 2012, and the associated restatement of historical financial statements.  These suits name the Company as well as current and former members of management as well as our directors.  We cannot predict the ultimate outcome of these claims.

Other Disputes
Our former Senior Vice President and General Counsel (the "Executive") left the Company in June 2009.  The Executive had employment agreements with us that terminated on his departure.  There is currently a dispute between the Executive and us as to the amount of compensation we are obligated to pay under these employment agreements based on the Executive's separation.  This dispute has not resulted in a lawsuit being filed.  It is our belief that an unfavorable outcome regarding this dispute is not probable, and as such, we have not accrued for $9 million of the Executive's claimed severance and other benefits.

Additionally, we are aware of various disputes and potential claims and are a party in various litigation involving claims against us, some of which are covered by insurance.  For claims, disputes and pending litigation in which we believe a negative outcome is probable and a loss or range of loss can be reasonably estimated, we have recorded a liability for the expected loss.  These liabilities are immaterial to our financial condition and results of operations.  In addition we have certain claims, disputes and pending litigation in which we do not believe a negative outcome is probable or for which we can only estimate a range of liability.  If one or more negative outcomes were to occur, the impact to our financial condition could be as high as $45 million.
17.  Commitments
We are committed under various operating lease agreements primarily related to office space and equipment.  Generally, these leases include renewal provisions and rental payments, which may be adjusted for taxes, insurance and maintenance related to the property.  Future minimum rental commitments under noncancellable operating leases are as follows (in thousands):
2012	$173
2013	126
2014	98
2015	79
2016	56
Thereafter	179
$711

Total rent expense incurred under operating leases was approximately $328 million, $321 million and $367 million for the years ended December 31, 2011, 2010 and 2009, respectively.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.  Segment Information
Reporting Segments
Our operational performance is reviewed and managed on a geographic basis.  We report the following regions as separate, distinct reporting segments: (1) North America; (2)  MENA/Asia Pacific; (3) Europe/SSA/Russia; and (4) Latin America. Financial information by segment is summarized below.  Revenues are attributable to countries based on the ultimate destination of the sale of products or performance of services.  The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

	Year Ended December 31, 2011
	Net Operating Revenues	Income from Operations	Depreciation and Amortization	Capital Expenditures	Assets at December 31, 2011
	(Restated)	(Restated)			(Restated)
	(In millions)
North America	$6,023	$1,259	$357	$416	$7,672
MENA/Asia Pacific (a)	2,441	25	328	504	5,264
Europe/SSA/Russia	2,298	287	233	226	3,963
Latin America	2,226	254	198	329	3,517
	12,988	1,825	1,116	1,475	20,416
Corporate and Research and Development	—	(422)	20	49	635
Severance, Exit and Other Adjustments (b)	—	(96)	—	—	—
Total	$12,988	$1,307	$1,136	$1,524	$21,051

	Year Ended December 31, 2010
	Net Operating Revenues	Income from Operations	Depreciation and Amortization	Capital Expenditures	Assets at December 31, 2010
		(Restated)			(Restated)
		(In millions)
North America	$4,167	$693	$328	$242	$6,817
MENA/Asia Pacific	2,451	264	304	381	4,989
Europe/SSA/Russia	1,984	240	213	106	3,614
Latin America (c)	1,619	51	181	220	2,696
	10,221	1,248	1,026	949	18,116
Corporate and Research and Development	—	(388)	22	28	1,083
Revaluation of Contingent Consideration	—	13	—	—	—
Other Items (d)	—	(99)	—	—	—
Total	$10,221	$774	$1,048	$977	$19,199

	Year Ended December 31, 2009
	Net Operating Revenues	Income from Operations	Depreciation and Amortization	Capital Expenditures	Assets at December 31, 2009
		(Restated)			(Restated)
		(In millions)
North America	$2,762	$191	$316	$276	$6,245
MENA/Asia Pacific	2,373	445	257	818	3,104
Europe/SSA/Russia	1,619	223	167	206	3,625
Latin America	2,079	277	153	228	4,677
	8,833	1,136	893	1,528	17,651
Corporate and Research and Development	—	(373)	16	41	1,131
Revaluation of Contingent Consideration	—	24	—	—	—
Other Items (e)	—	(100)	—	—	—
Total	$8,833	$687	$909	$1,569	$18,782

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(a)
Early in the year ended December 31, 2011, our operations in Libya were disrupted by civil unrest.  Most employees were evacuated and steps were taken to safeguard assets within the country.  Due to the on-going hostilities, we were unable to physically verify the existence or condition of the majority of our assets in country for most of 2011 and the information available to us about these assets evolved during the year.  Additionally, due to international sanctions against all entities affiliated with the Libyan government, we were unable to pursue collections of accounts receivable from a significant portion of our Libyan customers.  In the fourth quarter, hostilities subsided and limited company personnel were able to re-enter the country.  Additionally, we were able to engage in discussions with our customers. Following an examination of our Libyan assets and evaluation of our accounts receivable from Libyan customers, we recognized an expense of $59 million primarily to establish a reserve for receivables, machinery and equipment and inventory in Libya.  Given our evacuation from the country, it may be difficult, if not impossible, for us to safeguard and recover all of our operating assets; our ability to do so will depend on the local turn of events.  We risk loss of assets in any location where hostilities arise and persist.  In these areas we also may not be able to perform the work we are contracted to perform, which could lead to forfeiture of performance bonds.

(b)
Other Items for the year ended December 31, 2011, includes tax restatement and remediation expenses of $21 million, $10 million of costs incurred in connection with on-going investigations by the U.S. government, $9 million associated with the termination of a corporate consulting contract, and severance, exit and other charges of $56 million.

(c)
Latin America for the year ended December 31, 2010, includes a $76 million charge for revisions to our profitability estimates on our project management contracts in Mexico and a $32 million reserve taken against accounts receivable balances in Venezuela in light of the country's economic prognosis.

(d)	Other Items for the year ended December 31, 2010, includes a $38 million charge related to our SERP which was frozen on March 31, 2010, $61 million for severance and facility closure costs and $7 million for legal, professional and other fees incurred in connection with our on-going investigations. These charges were offset by a $7 million benefit related to the reversal of prior cost accruals for our exit from certain sanctioned countries.
(e)	Other Items for the year ended December 31, 2009, includes $45 million for legal, professional and other fees incurred in connection with on-going investigations by the U.S. government, $51 million for severance and facility closure costs associated with reorganization activities and $4 million in costs related to the Company's withdrawal from certain sanctioned countries.
Products and Services
We are a diversified international energy service and manufacturing company that provides a variety of services and equipment to the exploration, production and transmission sectors of the oil and natural gas industry. The composition of our consolidated revenues by product line is as follows:

	Year Ended December 31,
	2011	2010	2009

Artificial Lift Systems	17%	15%	14%
Stimulation and Chemicals Services	17	12	8
Drilling Services	17	17	16
Well Construction	12	14	15
Integrated Drilling	11	12	14
Completion Systems.	8	8	11
Drilling Tools	6	8	8
Wireline and Evaluation Services	6	6	6
Re-entry and Fishing	5	6	6
Pipeline and Specialty Services	1	2	2
Total	100%	100%	100%

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Geographic Areas

Financial information by geographic area for each of the three years ended December 31, 2011, is summarized below.  Long-lived assets exclude deferred tax assets of $145 million and $75 million at December 31, 2011 and 2010, respectively.

	Revenues from Unaffiliated Customers			Long-lived Assets
	2011	2010	2009	2011	2010	2009
	(Restated)			(Restated)	(Restated)	(Restated)
	(In millions)
United States	$4,714	$3,197	$2,119	$4,535	$4,215	$4,327
Mexico	789	617	1,231	401	373	408
Canada	1,309	970	643	1,111	1,235	1,241
Other Countries	6,176	5,437	4,840	7,128	6,806	6,754
	$12,988	$10,221	$8,833	$13,175	$12,629	$12,730

19.  Quarterly Financial Data (Unaudited)

	2011 Quarters
	First	Second	Third	Fourth	Total
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)
	(In millions, except per share amounts)

Revenues	$2,856	$3,052	$3,370	$3,710	$12,988
Gross Profit	723	783	890	914	3,310
Net Income (Loss) Attributable to Weatherford	30	51	121	(13)	189

Basic Earnings (Loss) Per Share	0.04	0.07	0.16	(0.02)	0.25
Diluted Earnings (Loss) Per Share	0.04	0.07	0.16	(0.02)	0.25

	2010 Quarters
	First	Second	Third	Fourth	Total
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)
	(In millions, except per share amounts)

Revenues	$2,331	$2,437	$2,530	$2,923	$10,221
Gross Profit	576	628	631	796	2,631
Net Income (Loss) Attributable to Weatherford	(83)	(74)	70	(130)	(217)

Basic Earnings (Loss) Per Share	(0.11)	(0.10)	0.09	(0.17)	(0.29)
Diluted Earnings (Loss) Per Share	(0.11)	(0.10)	0.09	(0.17)	(0.29)

We have restated all quarterly periods of 2011 and 2010 due to errors in the Company's accounting for income taxes.  In addition to the adjustments recorded to address our tax errors, we recorded other adjustments to correct immaterial errors we identified subsequent to issuing our 2011 financial statements.  See Note 2 — Restatement of the Consolidated Financial Statements. The following tables summarize the impacts of the restatement on our previously reported condensed consolidated statements of operations and balance sheets included in our Quarterly Reports on Form 10-Q for each respective period.  The restatement had no impact on cash provided by operating activities or the components of or total cash used (provided) by investing or financing activities.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Statements of Operations
	As Previously Reported

	2011 Quarters
	First	Second	Third	Fourth	Total
	(In millions, except per share amounts)
Revenues:
Products	$1,064	$1,152	$1,254	$1,416	$4,886
Services	1,792	1,900	2,118	2,294	8,104
	2,856	3,052	3,372	3,710	12,990

Cost of Products	$791	$872	$948	$1,123	$3,734
Cost of Services	1,340	1,393	1,527	1,671	5,931
Research and Development	60	62	59	64	245
Selling, General and Administrative Attributable to Segments	384	384	378	388	1,534
Corporate General and Administrative	64	48	43	67	222
	2,639	2,759	2,955	3,313	11,666

Operating Income	217	293	417	397	1,324

Other Income (Expense):
Interest Expense, Net	(113)	(114)	(115)	(111)	(453)
Other, Net	(19)	(22)	(26)	(40)	(107)

Income Before Income Taxes	85	157	276	246	764
Provision for Income Taxes	(46)	(76)	(143)	(221)	(486)
Net Income (Loss)	39	81	133	25	278
Net Income Attributable to Noncontrolling Interests	(2)	(5)	(3)	(6)	(16)
Net Income (Loss) Attributable to Weatherford	$37	$76	$130	$19	$262

Earnings (Loss) Per Share Attributable To Weatherford:
Basic	$0.05	$0.10	$0.17	$0.03	$0.35
Diluted	$0.05	$0.10	$0.17	$0.02	$0.34

Weighted Average Shares Outstanding
Basic	747	751	754	758	753
Diluted	758	758	760	763	760

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Statements of Operations
	Restatement Adjustments

	2011 Quarters
	First	Second	Third	Fourth	Total
	(In millions, except per share amounts)
Revenues:
Products	$—	$—	$(2)	$—	$(2)
Services	—	—	—	—	—
	—	—	(2)	—	(2)

Cost of Products	1	2	4	1	8
Cost of Services	1	2	1	1	5
Research and Development	—	—	—	—	—
Selling, General and Administrative Attributable to Segments	—	—	—	(2)	(2)
Corporate General and Administrative	6	(3)	—	1	4
	8	1	5	1	15

Operating Income	(8)	(1)	(7)	(1)	(17)

Other Income (Expense):
Interest Expense, Net	1	—	—	(1)	—
Other, Net	—	—	—	—	—

Income Before Income Taxes	(7)	(1)	(7)	(2)	(17)
Provision for Income Taxes	—	(24)	(2)	(30)	(56)
Net Income (Loss)	(7)	(25)	(9)	(32)	(73)
Net Income Attributable to Noncontrolling Interests	—	—	—	—	—
Net Income (Loss) Attributable to Weatherford	$(7)	$(25)	$(9)	$(32)	$(73)

Earnings (Loss) Per Share Attributable To Weatherford:
Basic	$(0.01)	$(0.03)	$(0.01)	$(0.05)	$(0.10)
Diluted	$(0.01)	$(0.03)	$(0.01)	$(0.04)	$(0.09)

Weighted Average Shares Outstanding
Basic	—	—	—	—	—
Diluted	—	—	—	—	—

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Statements of Operations
	As Restated

	2011 Quarters
	First	Second	Third	Fourth	Total
	(In millions, except per share amounts)
Revenues:
Products	$1,064	$1,152	$1,252	$1,416	$4,884
Services	1,792	1,900	2,118	2,294	8,104
	2,856	3,052	3,370	3,710	12,988

Cost of Products	792	874	952	1,124	3,742
Cost of Services	1,341	1,395	1,528	1,672	5,936
Research and Development	60	62	59	64	245
Selling, General and Administrative Attributable to Segments	384	384	378	386	1,532
Corporate General and Administrative	70	45	43	68	226
	2,647	2,760	2,960	3,314	11,681

Operating Income	209	292	410	396	1,307

Other Income (Expense):
Interest Expense, Net	(112)	(114)	(115)	(112)	(453)
Other, Net	(19)	(22)	(26)	(40)	(107)

Income Before Income Taxes	78	156	269	244	747
Provision for Income Taxes	(46)	(100)	(145)	(251)	(542)
Net Income (Loss)	32	56	124	(7)	205
Net Income Attributable to Noncontrolling Interests	(2)	(5)	(3)	(6)	(16)
Net Income (Loss) Attributable to Weatherford	$30	$51	$121	$(13)	$189

Earnings (Loss) Per Share Attributable To Weatherford:
Basic	$0.04	$0.07	$0.16	$(0.02)	$0.25
Diluted	$0.04	$0.07	$0.16	$(0.02)	$0.25

Weighted Average Shares Outstanding
Basic	747	751	754	758	753
Diluted	758	758	760	758	760

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Balance Sheets
	As Previously Reported

		2011 Quarters
	First	Second	Third	Fourth
		(In millions)
Current Assets:
Cash and Cash Equivalents	$249	$330	$274	$371
Accounts Receivables	2,923	3,021	3,181	3,235
Inventories	2,760	2,940	3,073	3,158
Current Deferred Tax Assets	297	302	290	250
Other Current Assets	695	802	806	685
Total Current Assets	6,924	7,395	7,624	7,699

Property, Plant and Equipment	7,117	7,245	7,141	7,283
Goodwill	4,355	4,405	4,413	4,422
Other Intangible Assets	734	757	720	711
Equity Investments	552	558	600	616
Other Non-current Assets	219	224	217	454
Total Assets	$19,901	$20,584	$20,715	$21,185

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$620	$1,114	$1,350	$1,320
Accounts Payable	1,433	1,518	1,566	1,567
Other Current Liabilities	1,007	1,244	1,282	1,326
Total Current Liabilities	3,060	3,876	4,198	4,213

Long-term Debt	6,526	6,257	6,266	6,286
Other Non-current Liabilities	826	788	707	1,133
Total Liabilities	10,412	10,921	11,171	11,632

Shareholders' Equity:
Shares	763	763	769	769
Capital in Excess of Par Value	4,710	4,723	4,807	4,824
Treasury Shares, at Cost	(562)	(491)	(485)	(483)
Retained Earnings	4,132	4,208	4,329	4,352
Accumulated Other Comprehensive Income	381	398	97	70
Weatherford Shareholders' Equity	9,424	9,601	9,517	9,532
Noncontrolling Interests	65	62	27	21
Total Shareholders' Equity	9,489	9,663	9,544	9,553
Total Liabilities and Shareholders' Equity	$19,901	$20,584	$20,715	$21,185

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Balance Sheets
	Restatement Adjustments

		2011 Quarters
	First	Second	Third	Fourth
		(In millions)
Current Assets:
Cash and Cash Equivalents	$—	$—	$—	$—
Accounts Receivables	—	—	(3)	(2)
Inventories	—	—	—	—
Current Deferred Tax Assets	(27)	(27)	(27)	24
Other Current Assets	2	2	2	10
Total Current Assets	(25)	(25)	(28)	32

Property, Plant and Equipment	5	4	4	4
Goodwill	1	2	2	1
Other Intangible Assets	—	—	—	—
Equity Investments	—	—	—	—
Other Non-current Assets	11	11	11	(171)
Total Assets	$(8)	$(8)	$(11)	$(134)

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$—	$—	$—	$—
Accounts Payable	—	—	3	4
Other Current Liabilities	81	105	109	66
Total Current Liabilities	81	105	112	70

Long-term Debt	—	—	—	—
Other Non-current Liabilities	61	62	61	4
Total Liabilities	142	167	173	74

Shareholders' Equity:
Shares	—	—	—	—
Capital in Excess of Par Value	(114)	(122)	(140)	(149)
Treasury Shares, at Cost	114	122	140	149
Retained Earnings	(152)	(177)	(187)	(218)
Accumulated Other Comprehensive Income	2	2	3	10
Weatherford Shareholders' Equity	(150)	(175)	(184)	(208)
Noncontrolling Interests	—	—	—	—
Total Shareholders' Equity	(150)	(175)	(184)	(208)
Total Liabilities and Shareholders' Equity	$(8)	$(8)	$(11)	$(134)

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Balance Sheets
	As Restated

		2011 Quarters
	First	Second	Third	Fourth
		(In millions)
Current Assets:
Cash and Cash Equivalents	$249	$330	$274	$371
Accounts Receivables	2,923	3,021	3,178	3,233
Inventories	2,760	2,940	3,073	3,158
Current Deferred Tax Assets	270	275	263	274
Other Current Assets	697	804	808	695
Total Current Assets	6,899	7,370	7,596	7,731

Property, Plant and Equipment	7,122	7,249	7,145	7,287
Goodwill	4,356	4,407	4,415	4,423
Other Intangible Assets	734	757	720	711
Equity Investments	552	558	600	616
Other Non-current Assets	230	235	228	283
Total Assets	$19,893	$20,576	$20,704	$21,051

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$620	$1,114	$1,350	$1,320
Accounts Payable	1,433	1,518	1,569	1,571
Other Current Liabilities	1,088	1,349	1,391	1,392
Total Current Liabilities	3,141	3,981	4,310	4,283

Long-term Debt	6,526	6,257	6,266	6,286
Other Non-current Liabilities	887	850	768	1,137
Total Liabilities	10,554	11,088	11,344	11,706

Shareholders' Equity:
Shares	763	763	769	769
Capital in Excess of Par Value	4,596	4,601	4,667	4,675
Treasury Shares, at Cost	(448)	(369)	(345)	(334)
Retained Earnings	3,980	4,031	4,142	4,134
Accumulated Other Comprehensive Income	383	400	100	80
Weatherford Shareholders' Equity	9,274	9,426	9,333	9,324
Noncontrolling Interests	65	62	27	21
Total Shareholders' Equity	9,339	9,488	9,360	9,345
Total Liabilities and Shareholders' Equity	$19,893	$20,576	$20,704	$21,051

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Statements of Operations
	As Previously Reported

	2010 Quarters
	First	Second	Third	Fourth	Total
	(In millions, except per share amounts)
Revenues:
Products	$781	$831	$911	$1,057	$3,580
Services	1,550	1,606	1,619	1,866	6,641
	2,331	2,437	2,530	2,923	10,221

Cost of Products	574	605	642	812	2,633
Cost of Services	1,179	1,203	1,255	1,312	4,949
Research and Development	49	54	55	58	216
Selling, General and Administrative Attributable to Segments	337	417	256	394	1,404
Corporate General and Administrative	84	53	47	53	237
	2,223	2,332	2,255	2,629	9,439

Operating Income	108	105	275	294	782

Other Income (Expense):
Interest Expense, Net	(95)	(96)	(99)	(116)	(406)
Bond Tender Premium	—	—	(11)	(43)	(54)
Devaluation of Venezuelan Bolivar	(64)	—	—	—	(64)
Other, Net	(9)	(14)	(12)	(18)	(53)

Income Before Income Taxes	(60)	(5)	153	117	205
Provision for Income Taxes	(5)	(46)	(59)	(229)	(339)
Net Income (Loss)	(65)	(51)	94	(112)	(134)
Net Income Attributable to Noncontrolling Interests	(5)	(5)	(5)	(3)	(18)
Net Income (Loss) Attributable to Weatherford	$(70)	$(56)	$89	$(115)	$(152)

Earnings (Loss) Per Share Attributable To Weatherford:
Basic	$(0.09)	$(0.08)	$0.12	$(0.15)	$(0.20)
Diluted	$(0.09)	$(0.08)	$0.12	$(0.15)	$(0.20)

Weighted Average Shares Outstanding
Basic	738	743	746	745	743
Diluted	738	743	751	745	743

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Statements of Operations
	Restatement Adjustments

	2010 Quarters
	First	Second	Third	Fourth	Total
	(In millions, except per share amounts)
Revenues:
Products	$—	$—	$—	$—	$—
Services	—	—	—	—	—
	—	—	—	—	—

Cost of Products	1	—	1	2	4
Cost of Services	1	1	1	1	4
Research and Development	—	—	—	—	—
Selling, General and Administrative Attributable to Segments	—	—	—	—	—
Corporate General and Administrative	—	—	—	—	—
	2	1	2	3	8

Operating Income	(2)	(1)	(2)	(3)	(8)

Other Income (Expense):
Interest Expense, Net	—	—	—	—	—
Bond Tender Premium	—	—	—	—	—
Devaluation of Venezuelan Bolivar	—	—	—	—	—
Other, Net	—	—	—	—	—

Income Before Income Taxes	(2)	(1)	(2)	(3)	(8)
Provision for Income Taxes	(11)	(17)	(17)	(12)	(57)
Net Income (Loss)	(13)	(18)	(19)	(15)	(65)
Net Income Attributable to Noncontrolling Interests	—	—	—	—	—
Net Income (Loss) Attributable to Weatherford	$(13)	$(18)	$(19)	$(15)	$(65)

Earnings (Loss) Per Share Attributable To Weatherford:
Basic	$(0.02)	$(0.02)	$(0.03)	$(0.02)	$(0.09)
Diluted	$(0.02)	$(0.02)	$(0.03)	$(0.02)	$(0.09)

Weighted Average Shares Outstanding
Basic	—	—	—	—	—
Diluted	—	—	—	—	—

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Statements of Operations
	As Restated

	2010 Quarters
	First	Second	Third	Fourth	Total
	(In millions, except per share amounts)
Revenues:
Products	$781	$831	$911	$1,057	$3,580
Services	1,550	1,606	1,619	1,866	6,641
	2,331	2,437	2,530	2,923	10,221

Cost of Products	575	605	643	814	2,637
Cost of Services	1,180	1,204	1,256	1,313	4,953
Research and Development	49	54	55	58	216
Selling, General and Administrative Attributable to Segments	337	417	256	394	1,404
Corporate General and Administrative	84	53	47	53	237
	2,225	2,333	2,257	2,632	9,447

Operating Income	106	104	273	291	774

Other Income (Expense):
Interest Expense, Net	(95)	(96)	(99)	(116)	(406)
Bond Tender Premium	―	―	(11)	(43)	(54)
Devaluation of Venezuelan Bolivar	(64)	―	―	―	(64)
Other, Net	(9)	(14)	(12)	(18)	(53)

Income Before Income Taxes	(62)	(6)	151	114	197
Provision for Income Taxes	(16)	(63)	(76)	(241)	(396)
Net Income (Loss)	(78)	(69)	75	(127)	(199)
Net Income Attributable to Noncontrolling Interests	(5)	(5)	(5)	(3)	(18)
Net Income (Loss) Attributable toWeatherford	$(83)	$(74)	$70	$(130)	$(217)

Earnings (Loss) Per Share Attributable To Weatherford:
Basic	$(0.11)	$(0.10)	$0.09	$(0.17)	$(0.29)
Diluted	$(0.11)	$(0.10)	$0.09	$(0.17)	$(0.29)

Weighted Average Shares Outstanding
Basic	738	743	746	745	743
Diluted	738	743	751	745	743

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Balance Sheets
	As Previously Reported

		2010 Quarters
	First	Second	Third	Fourth
		(In millions)
Current Assets:
Cash and Cash Equivalents	$207	$223	$951	$416
Accounts Receivables	2,654	2,469	2,529	2,629
Inventories	2,316	2,368	2,491	2,590
Current Deferred Tax Assets	285	284	286	284
Other Current Assets	666	716	655	601
Total Current Assets	6,128	6,060	6,912	6,520

Property, Plant and Equipment	6,882	6,772	6,931	6,940
Goodwill	4,231	4,216	4,231	4,277
Other Intangible Assets	753	740	731	728
Equity Investments	533	540	538	540
Other Non-current Assets	275	271	315	202
Total Assets	$18,802	$18,599	$19,658	$19,207

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$991	$628	$582	$235
Accounts Payable	1,121	1,128	1,201	1,335
Other Current Liabilities	1,083	1,206	1,232	1,058
Total Current Liabilities	3,195	2,962	3,015	2,628

Long-term Debt	5,845	6,005	6,695	6,530
Other Non-current Liabilities	558	562	623	789
Total Liabilities	9,598	9,529	10,333	9,947

Shareholders' Equity:
Shares	761	761	761	761
Capital in Excess of Par Value	4,641	4,659	4,683	4,702
Treasury Shares, at Cost	(574)	(566)	(566)	(563)
Retained Earnings	4,177	4,121	4,209	4,094
Accumulated Other Comprehensive Income	121	23	166	199
Weatherford Shareholders' Equity	9,126	8,998	9,253	9,193
Noncontrolling Interests	78	72	72	67
Total Shareholders' Equity	9,204	9,070	9,325	9,260
Total Liabilities and Shareholders' Equity	$18,802	$18,599	$19,658	19,207

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Balance Sheets
	Restatement Adjustments

			2010 Quarters
	First		Second		Third		Fourth
			(In millions)
Current Assets:
Cash and Cash Equivalents	$	―	$	―	$	―	$	―
Accounts Receivables		―		―		―		―
Inventories		―		―		―		―
Current Deferred Tax Assets		35		36		35		(27)
Other Current Assets		2		2		2		2
Total Current Assets		37		38		37		(25)

Property, Plant and Equipment		5		6		5		5
Goodwill		―		―		―		2
Other Intangible Assets		―		―		―		―
Equity Investments		―		―		―		―
Other Non-current Assets		(30)		(31)		(30)		10
Total Assets		$12		$13		$12		$(8)

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$	―	$	―	$	―	$	―
Accounts Payable		―		―		―		―
Other Current Liabilities		(6)		14		31		73
Total Current Liabilities		(6)		14		31		73

Long-term Debt		―		―		―		―
Other Non-current Liabilities		111		110		110		61
Total Liabilities		105		124		141		134

Shareholders' Equity:
Shares		―		―		―		―
Capital in Excess of Par Value		(34)		(62)		(66)		(85)
Treasury Shares, at Cost		34		62		66		85
Retained Earnings		(93)		(112)		(130)		(145)
Accumulated Other Comprehensive Income		―		1		1		3
Weatherford Shareholders' Equity		(93)		(111)		(129)		(142)
Noncontrolling Interests		―		―		―		―
Total Shareholders' Equity		(93)		(111)		(129)		(142)
Total Liabilities and Shareholders' Equity		$12		$13		$12		$(8)

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Condensed Consolidated Balance Sheets
	As Restated

		2010 Quarters
	First	Second	Third	Fourth
		(In millions)
Current Assets:
Cash and Cash Equivalents	$207	$223	$951	$416
Accounts Receivables	2,654	2,469	2,529	2,629
Inventories	2,316	2,368	2,491	2,590
Current Deferred Tax Assets	320	320	321	257
Other Current Assets	668	718	657	603
Total Current Assets	6,165	6,098	6,949	6,495

Property, Plant and Equipment	6,887	6,778	6,936	6,945
Goodwill	4,231	4,216	4,231	4,279
Other Intangible Assets	753	740	731	728
Equity Investments	533	540	538	540
Other Non-current Assets	245	240	285	212
Total Assets	$18,814	$18,612	$19,670	$19,199

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$991	$628	$582	$235
Accounts Payable	1,121	1,128	1,201	1,335
Other Current Liabilities	1,077	1,220	1,263	1,131
Total Current Liabilities	3,189	2,976	3,046	2,701

Long-term Debt	5,845	6,005	6,695	6,530
Other Non-current Liabilities	669	672	733	850
Total Liabilities	9,703	9,653	10,474	10,081

Shareholders' Equity:
Shares	761	761	761	761
Capital in Excess of Par Value	4,607	4,597	4,617	4,617
Treasury Shares, at Cost	(540)	(504)	(500)	(478)
Retained Earnings	4,084	4,009	4,079	3,949
Accumulated Other Comprehensive Income	121	24	167	202
Weatherford Shareholders' Equity	9,033	8,887	9,124	9,051
Noncontrolling Interests	78	72	72	67
Total Shareholders' Equity	9,111	8,959	9,196	9,118
Total Liabilities and Shareholders' Equity	$18,814	$18,612	$19,670	$19,199

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20. Subsequent Events

At December 31, 2011, warrants were outstanding to purchase up to 8.6 million of our shares at a price of $15.00 per share and were exercisable until February 28, 2012.  On February 28,  2012, 4.3 million of these warrants were exercised through physical delivery of shares in exchange for $65 million and the remaining 4.3 million of these warrants were exercised through net share settlement resulting in the issuance of 494 thousand shares.

21. Other Disclosures Required by Swiss Law

Balance Sheet Item

Information regarding insurance coverage on our property, plant and equipment is presented in Note 15 (Insurance) in the Weatherford International Ltd. stand-alone statutory financial statements.

Statement of Income Item

Information regarding our personnel expenses is presented in Note 16 (Personnel Expenses) in the Weatherford International Ltd. stand-alone statutory financial statements.

Compensation and Security Ownership of Board Members and Executive Officers

The compensation and security ownership of members of the Board of Directors of Weatherford International Ltd. and of Weatherford executive officers is presented in Note 8 (Board of Directors Compensation), Note 9 (Executive Management Compensation) and Note 10 (Share Ownership – Board of Directors and Executive Management) in the Weatherford International Ltd. stand-alone statutory financial statements.

Risk Assessment

Weatherford International Ltd.'s risk assessment is presented in Note 11 (Risk Assessment Disclosure) of the Weatherford International Ltd. stand-alone statutory financial statements.

22.  Consolidating Financial Statements
Weatherford Switzerland, is the ultimate parent of the Weatherford group and guarantees the obligations of Weatherford Bermuda and Weatherford Delaware noted below.
The following obligations of Weatherford Delaware were guaranteed by Weatherford Bermuda as of December 31, 2011 and 2010: (1) the 6.625% Senior Notes, (2) the 5.95% Senior Notes, (3) the 6.35% Senior Notes and (4) the 6.80% Senior Notes.
The following obligations of Weatherford Bermuda were guaranteed by Weatherford Delaware at December  31, 2011 and 2010: (1) the revolving credit facility, (2) the 4.95% Senior Notes, (3) the 5.50% Senior Notes, (4) the 6.50% Senior Notes, (5) the 5.15% Senior Notes, (6) the 6.00% Senior Notes, (7) the 7.00% Senior Notes, (8) the 9.625% Senior Notes, (9) the 9.875% Senior Notes, (10) the 5.125% Senior Notes and (11) the 6.75% Senior Notes.
As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information.  The accompanying guarantor financial information is presented on the equity method of accounting for all periods presented.  Under this method, investments in subsidiaries are recorded at cost and adjusted for our share in the subsidiaries' cumulative results of operations, capital contributions and distributions and other changes in equity.  Elimination entries relate primarily to the elimination of investments in subsidiaries and associated intercompany balances and transactions.  Certain prior year amounts have been reclassified to conform to the current year presentation.

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Condensed Consolidating Balance Sheet
December 31, 2011
(Restated)
 (In millions)

	Weatherford Switzerland	Weatherford Bermuda	Weatherford Delaware	Other Subsidiaries	Eliminations	Consolidation

Current Assets:
Cash and Cash Equivalents	$—	$—	$—	$371	$—	$371
Other Current Assets	3	16	147	7,293	(99)	7,360
Total Current Assets	3	16	147	7,664	(99)	7,731

Equity Investments in Affiliates	9,654	15,287	7,770	12,102	(44,813)
Shares Held in Parent	—	—	4	330	(334)	—
Intercompany Receivables, Net	—	1,252	64	—	(1,316)	—
Other Assets	20	37	32	13,231	—	13,320
Total Assets	$9,677	$16,592	$8,017	$33,327	$(46,562)	$21,051

Current Liabilities:
Short-term Borrowings and Current Portion of Long-Term Debt	$—	$1,005	$292	$23	$—	$1,320
Accounts Payable and Other Current Liabilities	10	133	—	2,919	(99)	2,963
Total Current Liabilities	10	1,138	292	2,942	(99)	4,283

Long-term Debt	—	5,163	1,046	77	—	6,286
Intercompany Payables, Net	343	—	—	972	(1,315)	—
Other Long-term Liabilities	—	81	5	1,051	—	1,137
Total Liabilities	353	6,382	1,343	5,042	(1,414)	11,706

Weatherford Shareholders' Equity	9,324	10,210	6,674	28,264	(45,148)	9,324
Noncontrolling Interests	—	—	—	21	—	21
Total Liabilities and Shareholders' Equity	$9,677	$16,592	$8,017	$33,327	$(46,562)	$21,051

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Balance Sheet
December 31, 2010
(Restated)
 (In millions)

	Weatherford Switzerland	Weatherford Bermuda	Weatherford Delaware	Other Subsidiaries	Eliminations	Consolidation

Current Assets:
Cash and Cash Equivalents	$—	$114	$12	$290	$—	$416
Other Current Assets	10	9	85	5,975	—	6,079
Total Current Assets	10	123	97	6,265	—	6,495

Equity Investments in Affiliates	9,287	14,087	6,906	13,335	(43,615)
Shares Held in Parent	—	—	4	474	(478)	—
Intercompany Receivables, Net	—	2,162	617	—	(2,779)	—
Other Assets	8	40	149	12,507	—	12,704
Total Assets	$9,305	$16,412	$7,773	$32,581	$(46,872)	$19,199

Current Liabilities:
Short-Term Borrowings and Current Portion of Long-Term Debt	$—	$8	$202	$25	$—	$235
Accounts Payable and Other Current Liabilities	22	134	114	2,196	—	2,466
Total Current Liabilities	22	142	316	2,221	—	2,701

Long-term Debt	—	5,170	1,325	35	—	6,530
Intercompany Payables, Net	226	—	—	2,552	(2,778)	—
Other Long-term Liabilities	6	77	2	765	—	850
Total Liabilities	254	5,389	1,643	5,573	(2,778)	10,081

Weatherford Shareholders' Equity	9,051	11,023	6,130	26,941	(44,094)	9,051
Noncontrolling Interests	—	—	—	67	—	67
Total Liabilities and Shareholders' Equity	$9,305	$16,412	$7,773	$32,581	$(46,872)	$19,199

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations
Year Ended December 31, 2011
(Restated)
(In millions)

	Weatherford Switzerland	Weatherford Bermuda	Weatherford Delaware	Other Subsidiaries	Eliminations	Consolidation

Revenues	$—	$—	$—	$12,988	$—	$12,988
Costs and Expenses	(48)	(3)	(3)	(11,627)	—	(11,681)
Operating Income (Loss)	(48)	(3)	(3)	1,361	—	1,307

Other Income (Expense):
Interest Expense, Net	—	(353)	(90)	(10)	—	(453)
Intercompany Charges, Net	(61)	16	(177)	222	—	—
Equity in Subsidiary Income	299	281	802	—	(1,382)	—
Other, Net	—	(33)	(1)	(73)	—	(107)
Income (Loss) Before Income Taxes	190	(92)	531	1,500	(1,382)	747
(Provision) Benefit for Income Taxes	(1)	—	65	(606)	—	(542)
Net Income (Loss)	189	(92)	596	894	(1,382)	205
Noncontrolling Interests	—	—	—	(16)	—	(16)
Net Income (Loss) Attributable to Weatherford	$189	$(92)	$596	$878	$(1,382)	$189

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations
Year Ended December 31, 2010
(Restated)
 (In millions)

	Weatherford Switzerland	Weatherford Bermuda	Weatherford Delaware	Other Subsidiaries	Eliminations	Consolidation

Revenues	$—	$—	$—	$10,221	$—	$10,221
Costs and Expenses	(43)	(45)	(3)	(9,356)	—	(9,447)
Operating Income (Loss)	(43)	(45)	(3)	865	—	774

Other Income (Expense):
Interest Expense, Net	(1)	(286)	(113)	(6)	—	(406)
Bond Tender Premium	—	(15)	(39)	—	—	(54)
Devaluation of Venezuelan Bolivar	—	—	—	(64)	—	(64)
Intercompany Charges, Net	(28)	(1)	(188)	217	—	—
Equity in Subsidiary Income	(145)	294	753	—	(902)	—
Other, Net	—	(44)	—	(9)	—	(53)
Income (Loss) Before Income Taxes	(217)	(97)	410	1,003	(902)	197
(Provision) Benefit for Income Taxes	—	—	119	(515)	—	(396)
Net Income (Loss)	(217)	(97)	529	488	(902)	(199)
Noncontrolling Interests	—	—	—	(18)	—	(18)
Net Income (Loss) Attributable to Weatherford	$(217)	$(97)	$529	$470	$(902)	$(217)

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Condensed Consolidating Statement of Operations
Year Ended December 31, 2009
(Restated)
 (In millions)

	Weatherford Switzerland	Weatherford Bermuda	Weatherford Delaware	Other Subsidiaries	Eliminations	Consolidation

Revenues	$—	$—	$—	$8,833	$—	$8,833
Costs and Expenses	(11)	(17)	(3)	(8,115)	—	(8,146)
Operating Income (Loss)	(11)	(17)	(3)	718	—	687

Other Income (Expense):
Interest Expense, Net	—	(254)	(115)	2	—	(367)
Intercompany Charges, Net	(21)	(29)	(143)	193	—	—
Equity in Subsidiary Income	119	389	419	—	(927)	—
Other, Net	—	(47)	(1)	4	—	(44)
Income (Loss) Before Income Taxes	87	42	157	917	(927)	276
(Provision) Benefit for Income Taxes	—	—	89	(252)	—	(163)
Net Income (Loss)	87	42	246	665	(927)	113
Noncontrolling Interests	—	—	—	(26)	—	(26)
Net Income (Loss) Attributable to Weatherford	$87	$42	$246	$639	$(927)	$87

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2011
(Restated)
(In millions)

	Weatherford Switzerland	Weatherford Bermuda	Weatherford Delaware	Other Subsidiaries	Eliminations	Consolidation

Cash Flows from Operating Activities:
Net Income (Loss)	$189	$(92)	$596	$894	$(1,382)	$205
Adjustments to Reconcile Net Income(Loss) to Net Cash Provided(Used) by Operating Activities:
Charges from Parent or Subsidiary	61	(16)	177	(222)	—	—
Equity in (Earnings) Loss of Affiliates	(299)	(281)	(802)	—	1,382	—
Deferred Income Tax Benefit	—	—	(65)	186	—	121
Other Adjustments	3	(73)	(31)	599	—	498
Net Cash Provided (Used) by Operating Activities	(46)	(462)	(125)	1,457	—	824

Cash Flows from Investing Activities:
Acquisitions of Businesses, Net of Cash Acquired	(4)	—	—	(140)	—	(144)
Capital Expenditures for Property, Plant and Equipment	—	—	—	(1,524)	—	(1,524)
Acquisition of Intellectual Property	—	—	—	(8)	—	(8)
Purchase of Equity Investment in Unconsolidated Affiliates	—	—	—	(14)	—	(14)
Proceeds from Sale of Assets and Businesses, Net	—	—	—	31	—	31
Capital Contribution to Subsidiary	(4)	(25)	4	—	25	—
Other Investing Activities	—	—	—	(15)	—	(15)
Net Cash Provided (Used) by Investing Activities	(8)	(25)	4	(1,670)	25	(1,674)

Cash Flows from Financing Activities:
Borrowings (Repayments) Short-term Debt, Net	—	996	—	(4)	—	992
Borrowings (Repayments) Long-term Debt, Net	—	—	(18)	(176)	—	(194)
Borrowings (Repayments) Between Subsidiaries, Net	54	(623)	127	442	—	—
Proceeds from Capital Contributions	—	—	—	25	(25)	—
Other, Net	—	—	—	7	—	7
Net Cash Provided (Used) by Financing Activities	54	373	109	294	(25)	805

Effect of Exchange Rate Changes On Cash and Cash Equivalents	—	—	—	—	—	—

Net Increase in Cash and Cash Equivalents	—	(114)	(12)	81	—	(45)
Cash and Cash Equivalents at Beginning of Year	—	114	12	290	—	416
Cash and Cash Equivalents at End of Year	$—	$—	$—	$371	$—	$371

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2010
(Restated)
 (In millions)

	Weatherford Switzerland	Weatherford Bermuda	Weatherford Delaware	Other Subsidiaries	Eliminations	Consolidation

Cash Flows from Operating Activities:
Net Income (Loss)	$(217)	$(97)	$529	$488	$(902)	$(199)
Adjustments to Reconcile Net Income(Loss) to Net Cash Provided (Used) by Operating Activities:
Charges from Parent or Subsidiary	28	1	188	(217)	—	—
Equity in (Earnings) Loss of Affiliates	145	(294)	(753)	—	902	—
Deferred Income Tax Benefit	—	—	(119)	201	—	82
Other Adjustments	15	145	(155)	1,237	—	1,242
Net Cash Provided (Used) by Operating Activities	(29)	(245)	(310)	1,709	—	1,125

Cash Flows from Investing Activities:
Acquisitions of Businesses, Net of Cash Acquired	(92)	—	—	(52)	—	(144)
Capital Expenditures for Property, Plant and Equipment	—	—	—	(977)	—	(977)
Acquisition of Intellectual Property	—	—	—	(24)	—	(24)
Purchase of Equity Investment in Unconsolidated Affiliates	—	—	—	(2)	—	(2)
Proceeds from Sale of Assets and Businesses, Net	—	—	—	197	—	197
Capital Contribution to Subsidiary	—	(13)	—	—	13	—
Other Investing Activities	—	42	—	—	—	42
Net Cash Provided (Used) by Investing Activities	(92)	29	—	(858)	13	(908)

Cash Flows from Financing Activities:
Borrowings (Repayments) Short-term Debt, Net	—	(344)	—	(490)	—	(834)
Borrowings (Repayments) Long-term Debt, Net	—	1,190	(340)	9	—	859
Borrowings (Repayments) Between Subsidiaries, Net	121	(497)	706	(330)	—	—
Proceeds from Capital Contributions	—	—	—	13	(13)	—
Other, Net	—	(19)	(44)	3	—	(60)
Net Cash Provided (Used) by Financing Activities	121	330	322	(795)	(13)	(35)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	—	—	(19)	—	(19)

Net Increase in Cash and Cash Equivalents	—	114	12	37	—	163
Cash and Cash Equivalents at Beginning of Year	—	—	—	253	—	253
Cash and Cash Equivalents at End of Year	$—	$114	$12	$290	$—	$416

WEATHERFORD INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2009
(Restated)
 (In millions)

	Weatherford Switzerland	Weatherford Bermuda	Weatherford Delaware	Other Subsidiaries	Eliminations	Consolidation

Cash Flows from Operating Activities:
Net Income (Loss)	$87	$42	$246	$665	$(927)	$113
Adjustments to Reconcile Net Income(Loss) to Net Cash Provided (Used) By Operating Activities:
Charges from Parent or Subsidiary	21	29	143	(193)	—	—
Equity in (Earnings) Loss of Affiliates	(119)	(389)	(419)	—	927	—
Deferred Income Tax Benefit	—	—	88	(200)	—	(112)
Other Adjustments	8	77	63	458	—	606
Net Cash Provided (Used) by Operating Activities	(3)	(241)	121	730	—	607

Cash Flows from Investing Activities:
Acquisitions of Businesses, Net of Cash Acquired	—	—	—	(10)	—	(10)
Capital Expenditures for Property, Plant and Equipment	—	—	—	(1,569)	—	(1,569)
Acquisition of Intellectual Property	—	—	—	(28)	—	(28)
Purchase of Equity Investment in Unconsolidated Affiliates	—	—	—	(27)	—	(27)
Proceeds from Sale of Assets and Businesses, Net	—	—	—	123	—	123
Capital Contribution to Subsidiary	—	(474)	—	—	474	—
Other Investing Activities	—	—	—	—	—	—
Net Cash Provided (Used) by Investing Activities	—	(474)	—	(1,511)	474	(1,511)

Cash Flows from Financing Activities:
Borrowings (Repayments) Short-term Debt, Net	—	(434)	—	41	—	(393)
Borrowings (Repayments) Long-term Debt, Net	—	1,242	—	(16)	—	1,226
Borrowings (Repayments) Between Subsidiaries, Net	3	(93)	(194)	284	—	—
Proceeds from Capital Contributions	—	—	—	474	(474)	—
Other, Net	—	—	73	1	—	74
Net Cash Provided (Used) By Financing Activities	3	715	(121)	784	(474)	907

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	—	—	11	—	11

Net Increase in Cash and Cash Equivalents	—	—	—	14	—	14
Cash and Cash Equivalents at Beginning of Year	—	—	—	239	—	239
Cash and Cash Equivalents at End of Year	$—	$—	$—	$253	$—	$253